UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

KiOR, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 25, 2014

Dear KiOR Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of KiOR, Inc. to be held at 8:00 a.m., local time, on August 6, 2014, at the Hilton NASA Clear Lake, Endeavor Room, 3000 NASA Road 1, Houston, TX 77058.

Our notice of annual meeting and the proxy statement provide details regarding the business to be conducted at the meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials, which include the notice of annual meeting, our proxy statement, our annual report and a proxy card or voting instruction card. We believe that this process will allow us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including the notice of annual meeting, our proxy statement, our annual report and a form of proxy card or voting instruction card.

Your vote is important. Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

Sincerely,

/s/ Fred Cannon
Fred Cannon
Chief Executive Officer

KiOR, Inc.

13001 Bay Park Road

Pasadena, Texas 77507

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 6, 2014

To the Stockholders of KiOR, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KiOR, Inc. (the “Company” or “we”) will be held at 8:00 a.m., local time, on August 6, 2014, at the Hilton NASA Clear Lake, Endeavor Room, 3000 NASA Road 1, Houston, TX 77058, for the following purposes:

(1)	to elect the seven nominees to the Board of Directors named in this proxy statement to hold office until the 2015 Annual Meeting of Stockholders;

(2)	to approve, on an advisory basis, the compensation of the Company’s named executive officers (sometimes referred to as the “say-on-pay vote”);

(3)	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

(4)	to approve the issuance of warrants under our loan and security agreement;

(5)	to approve our senior secured convertible promissory note purchase agreement;

(6)	to approve our stock purchase agreement with Gates Ventures, LLC; and

(7)	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Company has fixed the close of business on June 18, 2014, as the record date for determining stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, you are requested to read the enclosed proxy statement and to mark, sign, date and return the accompanying proxy as soon as possible.

If you have not given your broker specific instructions to do so, your broker will NOT be able to vote your shares with respect to most proposals, including the election of directors and the approval, on an advisory basis, of executive compensation. If you do not provide voting instructions over the Internet, by telephone, or by returning a proxy card or voter instruction form, your shares will not be voted with respect to those matters.

Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other custodian, nominee, trustee or fiduciary and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors

/s/ Christopher A. Artzer
Christopher A. Artzer
President, Interim Chief Financial Officer, General Counsel and Secretary

June 25, 2014

First mailed to stockholders on or about June 25, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on August 6, 2014

The proxy statement and annual report to stockholders are available at www.edocumentview.com/KIOR.

KiOR, Inc.

13001 Bay Park Road

Pasadena, Texas 77507

PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS

Some Questions You May Have Regarding This Proxy Statement

Q:	Why am I being asked to review these materials?

A:	The accompanying proxy is solicited on behalf of the Board of Directors of KiOR, Inc., a Delaware corporation (the “Company,” “KiOR” or “we”). We are providing these proxy materials to you in connection with our 2014 Annual Meeting of Stockholders, to be held at 8:00 a.m., local time, on August 6, 2014, at the Hilton NASA Clear Lake, Endeavor Room, 3000 NASA Road 1, Houston, TX 77058. As a KiOR stockholder, you are invited to attend the annual meeting and are entitled and encouraged to vote on the proposals described in this proxy statement.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:	We are pleased to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials (the “Notice”). Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates such election.

Q:	Who may vote at the meeting?

A:	The Board of Directors has set June 18, 2014 as the record date for the meeting. If you owned shares of our common stock as of the close of business on June 18, 2014, you may attend and vote your shares at the meeting.

We have two classes of common stock issued and outstanding: Class A common stock and Class B common stock. We sometimes refer to our Class A common stock and our Class B common stock collectively as our common stock. With respect to the matters submitted for vote at the annual meeting, each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to 10 votes.

Our Class A common stock and Class B common stock will vote as a single class on the matters submitted at the annual meeting. As of June 18, 2014, there were 63,847,951 shares of Class A common stock and 47,160,325 shares of Class B common stock outstanding and entitled to vote. Stockholders are not allowed to cumulate their votes in the election of directors.

Q:	What proposals will be voted on at the meeting and how does the Board of Directors recommend I vote?

A:	There are six proposals to be considered and voted on at the meeting. Please see the information included elsewhere in this proxy statement relating to these proposals. The proposals to be voted on are as follows:

(1)	to elect the seven nominees to the Board of Directors named in this proxy statement to hold office until the 2015 Annual Meeting of Stockholders;

(2)	to approve, on an advisory basis, the compensation of the Company’s named executive officers (sometimes referred to as the “say-on-pay vote”);

(3)	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

(4)	to approve the issuance of warrants under our loan and security agreement;

(5)	to approve our senior secured convertible promissory note purchase agreement; and

(6)	to approve our stock purchase agreement with Gates Ventures, LLC.

The Board of Directors unanimously recommends that you vote (1) FOR all of the nominees for director named in this proxy statement, (2) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers (the say-on-pay vote), (3) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, (4) FOR the approval of the issuance of warrants under our loan and security agreement, (5) FOR the approval of our senior secured convertible promissory note purchase agreement and (6) FOR the approval of our stock purchase agreement with Gates Ventures, LLC.

We will also consider other business that properly comes before the meeting in accordance with Delaware law and our bylaws. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction form will vote the shares they represent using their best judgment.

Q:	How can I vote?

A:	If your shares are registered directly in your name, you may vote your shares using any of the following voting alternatives:

•	VIA INTERNET at www.envisionreports.com/KIOR;

•	BY PHONE at (800) 652-8683;

•	BY MAIL, by completing and mailing in your proxy card; or

•	IN PERSON at the Company’s annual meeting.

If your shares are held in “street name,” meaning they are held for your account by a stockbroker, bank or other nominee, you will need to follow the specific voting instructions provided to you by your stockbroker, bank or other nominee.

You are encouraged to read all of the proxy materials before voting your shares, as the proxy materials contain important information necessary to make an informed decision.

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered a stockholder of record with respect to those shares, and the proxy materials have been sent directly to you. If you hold your shares in street name through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of those shares, and the proxy materials are being forwarded to you.

Please carefully consider the information contained in this proxy statement and, whether or not you plan to attend the meeting, vote by one of the above methods so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the annual meeting.

If you attend the meeting, you may also submit your vote in person, and any votes that you previously submitted — whether via the Internet, by phone or by mail — will be superseded by the vote that you cast at the meeting. Whether your proxy is submitted by the Internet, by phone or by mail, if it is properly completed and submitted and if you do not revoke it prior to the meeting, your shares will be voted at the meeting in the manner set forth in this proxy statement or as otherwise specified by you. To vote at the meeting, beneficial owners will need to contact the broker, trustee or nominee that holds their shares to obtain a “legal proxy” to bring to the meeting.

You may vote via the Internet or by phone until 1:00 a.m., Central Time, on August 6, 2014, or the Company’s agent must receive your paper proxy card on or before August 5, 2014.

Q:	If I grant my proxy, who will vote my shares at the meeting and how will they vote my shares?

A:	Fred Cannon and Christopher Artzer are officers of the Company and were named by our Board of Directors as proxy holders. If you sign and return a proxy card, they will vote your shares, or record an abstention or withholding, in accordance with the directions on the proxy.

If you sign and return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting in accordance with Delaware law and our bylaws.

Q:	If my shares are held in street name by my broker, will my broker vote my shares for me?

A:	Your broker is allowed to vote your shares only on certain “routine” proposals or if you provide your broker with instructions on how to vote. Brokers are prohibited from voting uninstructed shares on “non-routine” proposals, including proposals for elections of directors, matters related to executive compensation and shareholder approvals of equity compensation or purchase programs.

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2014 (Proposal 3) is considered routine under applicable rules. The election of directors (Proposal 1), the non-binding say-on-pay vote (Proposal 2), the approval of the issuance of warrants under our loan and security agreement (Proposal 4), the approval of our senior secured convertible promissory note purchase agreement (Proposal 5) and the approval of our stock purchase agreement with Gates Ventures, LLC (Proposal 6) are matters that are considered non-routine under applicable rules. If you do not give your broker or nominee specific instructions, your shares will not be voted on the non-routine matters and will not be considered as present and entitled to vote with respect to those matters. Such shares are referred to as “broker non-votes.” Broker non-votes will not count toward the vote totals for these proposals and will not count for or against these proposals.

Q:	What does it mean if I receive more than one Notice or package of proxy materials?

A:	If you received more than one Notice or more than one package of proxy materials, this means that you have multiple accounts holding shares of our common stock. These may include accounts with our transfer agent, Computershare Trust Company, N.A. and accounts with a broker, bank or other holder of record. Please vote all proxy cards and voting instruction cards that you receive with each Notice or package of proxy materials to ensure that all of your shares are voted.

Q:	How can I get electronic access to the proxy materials?

A:	You can view the proxy materials on the Internet at the website referred to in your Notice. Please have your control number available. Your control number can be found on your Notice. If you received a paper copy of your proxy materials, your control number can be found on your proxy card or voting instruction card.

Q:	Can I vote my shares by filling out and returning the Notice?

A:	No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the meeting.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the items of business described in this proxy statement, we are unaware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Fred Cannon and Christopher Artzer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Delaware law and our bylaws.

Q:	What constitutes a quorum? Why is a quorum required?

A:	Return of your proxy is important because a quorum is required for the Company stockholders to conduct business at the meeting. The presence at the meeting in person, or representation by proxy, of the holders of shares having a majority of the voting power represented by all issued and outstanding shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. Because this proxy includes a “routine” management proposal (the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2014), shares represented by “broker non-votes” will be counted in determining whether there is a quorum present at the annual meeting. If we do not have a quorum, we will be forced to reconvene the annual meeting at a later date.

Q:	What if I abstain?

A:	Abstentions are included in the determination of shares present for quorum purposes. Pursuant to the voting provisions set forth in our bylaws, an abstention will have the same effect as a vote against any matter presented for stockholder approval. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on the non-binding say-on-pay vote (Proposal 2), the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2014 (Proposal 3), the approval of the issuance of warrants under our loan and security agreement (Proposal 4), the approval of our senior secured convertible promissory note purchase agreement (Proposal 5) and the approval of our stock purchase agreement with Gates Ventures, LLC (Proposal 6).

Q:	Can I revoke my proxy or change my vote after I have delivered my proxy?

A:	Yes. You may revoke your proxy at any time before its exercise. You may also revoke your proxy by voting in person at the annual meeting. If you are a beneficial stockholder (that is, if you hold your shares in street name through a stockbroker, bank or other nominee), you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:	How will the votes be counted?

A:

Votes will be counted by the inspector of election appointed for the meeting. The inspector of election will separately count “For” and “Withhold” votes and any broker non-votes in the election of directors (Proposal 1). Broker non-votes will not count for or against any of the nominees, but abstentions will count against any nominee. For the say-on-pay proposal (Proposal 2), the inspector of election will separately count “For” and “Against” votes and abstentions and any broker non-votes. Broker non-votes and abstentions will not count for or against this proposal. For the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2013 (Proposal 3), the inspector of election will separately count “For” and “Against” votes and abstentions and any broker non-votes. Broker non-votes and abstentions will not count for or against this proposal. For the approval of the issuance of warrants under our loan and security agreement (Proposal 4), the inspector of election will separately count “For” and “Against” votes and abstentions and any broker non-votes. Broker non-votes and abstentions will not count for or against this proposal. For the approval of our senior secured convertible promissory note purchase agreement (Proposal 5) the inspector of election will separately count “For” and “Against” votes and abstentions and any broker non-votes. Broker non-votes and abstentions will not count for or against this proposal. For the approval of our stock purchase agreement with Gates Ventures, LLC (Proposal 6) the inspector of election will separately count “For” and “Against” votes and abstentions and any broker non-votes. Broker non-votes and abstentions will not count for or against this proposal.

Q:	What are the expected voting results?

A:	We expect each of the proposals to be approved by the stockholders. Our Board of Directors has been informed that affiliates of Khosla Ventures, our largest stockholder, intend to vote an aggregate of 10,659,935 shares of our Class A common stock (at one vote per share) and 46,259,738 shares of our Class B common stock (at ten votes per share) (1) FOR all of the nominees for director named in this proxy statement, (2) FOR the approval, on an advisory basis, of the compensation of our named executive officers, (3) FOR the ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2014, (4) FOR the approval of the issuance of warrants under our loan and security agreement, (5) FOR the approval of our senior secured convertible promissory note purchase agreement and (6) FOR the approval of our stock purchase agreement with Gates Ventures, LLC. The shares of Class A common stock and Class B common stock held by Khosla Ventures and its affiliates together represent a majority of the combined voting power of our outstanding Class A common stock and Class B common stock. The vote of the shares held by affiliates of Khosla Ventures is sufficient to determine the outcome of all of the proposals to be voted on at the annual meeting. For more information regarding ownership of Class A common stock and Class B common stock by our management and certain stockholders, and the approximate voting power associated with such ownership, please see “Security Ownership of Management and Certain Beneficial Owners” below in this proxy statement.

Q:	Where can I find voting results of the meeting?

A:	We will announce preliminary general voting results at the meeting and publish final detailed voting results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the meeting.

Q:	Who will bear the cost for soliciting votes for the meeting?

A:	We will bear all expenses in conjunction with the solicitation of the enclosed proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners. We may hire a proxy solicitation firm at a standard industry compensation rate. In addition, proxies may be solicited by mail, in person, or by telephone or fax by certain of our directors, officers and other employees.

Q:	How can I obtain directions to the Annual Meeting?

A:	You may contact Investor Relations at (281) 694-8811.

Q:	Whom should I call with other questions?

A:	If you have additional questions about this proxy statement or the meeting or would like additional copies of this proxy statement or our 2013 Annual Report on Form 10-K, please contact: KiOR, Inc., 13001 Bay Park Road, Pasadena, Texas 77507, Attention: Investor Relations, (281) 694-8811.

Q:	How can I communicate with the Company’s Board of Directors?

A:	Stockholders and other interested parties may make their concerns known confidentially to the Board of Directors or the independent directors by submitting a communication addressed to the “Board of Directors,” a specifically named independent director or the “Independent Directors” as a group, in care of the Company’s Secretary at 13001 Bay Park Road, Pasadena, Texas 77507. All such communications will be conveyed, as applicable, to the Board of Directors, the specified independent director or the independent directors as a group.

PROPOSAL 1

ELECTION OF DIRECTORS

The persons designated as proxies on the enclosed proxy card intend, unless the proxy is marked by stockholders with contrary instructions, to vote for the following nominees as directors to serve until the 2015 Annual Meeting of Stockholders and until their successors have been duly elected and qualified or until their resignation or removal: Mr. Fred Cannon, Mr. Samir Kaul, Mr. D. Mark Leland, Mr. Paul O’Connor, Mr. David J. Paterson, Dr. William Roach and Mr. Gary L. Whitlock. The Board of Directors has no reason to believe that any nominee for election as a director will not be a candidate or will be unable to serve, but if for any reason one or more of these nominees is unavailable as a candidate or unable to serve when election occurs, the persons designated as proxies on the enclosed proxy card, in the absence of contrary instructions by stockholders, will in their discretion vote the proxies for the election of any of the other nominees or for a substitute nominee or nominees, if any, selected by the Board of Directors.

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote in the election of directors at the annual meeting is required for the election of each nominee for director. If you hold your shares through a broker and do not provide instructions as to how to vote your shares, your shares will not be voted on this proposal. We recommend that you contact your broker to provide voting instructions.

Nominees

The following sets forth information concerning the seven nominees for election as directors at the annual meeting, including information as to each nominee’s age as of April 30, 2014, position with the Company and business experience during at least the past five years. All nominees are currently serving as directors and are standing for re-election.

Fred Cannon, age 62, is our Chief Executive Officer and a member of our Board of Directors. Mr. Cannon joined KiOR as President and Chief Operating Officer and as a director in June 2008 and was elected Chief Executive Officer in July 2010. He brings to the Company strong leadership skills, technical expertise and a 30-year track record of successful international business management in the fuels and chemicals industries, with a particular focus on catalyst and fluidic catalytic cracking (FCC) technologies. Prior to KiOR, Mr. Cannon led a distinguished 30-year career at AkzoNobel, a global leader in refining catalysts and specialty chemicals manufacturing. Mr. Cannon was president of AkzoNobel Catalysts LLC from 1997 until the divestment of the business in August 2004. In his role, Mr. Cannon had full profit and loss responsibilities for the company’s Americas business and managed various joint ventures around the world. In August 2004, AkzoNobel’s refinery catalyst business was sold to Albemarle Corporation. Mr. Cannon served in several executive roles in transitioning the business to ensure continued smooth operations and integration across the new company until June 2008 when he joined KiOR. In all, Mr. Cannon has over 20 years in the refining catalyst business, where he has managed the development, scaling and commercialization of new catalyst technologies, including FCC and hydro-processing catalysts. In addition to his extensive experience in the refining catalyst business, Mr. Cannon also brings to the Board of Directors extensive knowledge of the Company by virtue of his being our Chief Executive Officer and our longest-serving officer. Mr. Cannon holds an MBA and a B.S. in Engineering from the University of South Alabama.

Samir Kaul, age 40, has been a member of our Board of Directors since November 2007. Mr. Kaul has been a General Partner at Khosla Ventures, a venture capital firm focusing on clean technologies, since February 2006. Previously, Mr. Kaul was a member of Flagship Ventures, a venture capital firm, from 2002 to May 2006. Prior to Flagship, Mr. Kaul worked at The Institute for Genomic Research. Mr. Kaul currently serves on the boards of directors of several private companies. Mr. Kaul has served on the board of directors of Gevo, Inc. since February

2013, and he served on the board of directors of Amyris, Inc. from 2006 to 2012. Mr. Kaul holds a B.S. in Biology from the University of Michigan, an M.S. in Biochemistry from the University of Maryland and an MBA from Harvard Business School. Mr. Kaul provides our Board of Directors with wide-ranging experience in clean technology companies and insight in the management of startup companies and the building of companies from early stage to commercial scale.

D. Mark Leland, age 52, has been a member of our Board of Directors since May 2013. Mr. Leland served as President of El Paso Corporation’s midstream business unit from October 2009 to May 2012, when El Paso Corporation was acquired by Kinder Morgan, Inc. Mr. Leland also previously served as Executive Vice President and Chief Financial Officer of El Paso Corporation from August 2005 to October 2009 and Senior Vice President and Chief Financial Officer of El Paso Exploration & Production Company from January 2004 to August 2005. Mr. Leland served as Senior Vice President and Chief Operating Officer of the general partner of GulfTerra Energy Partners, L.P. from January 2003 to December 2003, and as that company’s Senior Vice President and Controller from July 2000 to January 2003. Mr. Leland served on the board of directors of the general partner of El Paso Pipeline Partners, L.P. from November 2007 to May 2012. Mr. Leland has served on the board of directors of the general partner of Oiltanking Partners, L.P. since June 2012 and is a member of that board’s audit and conflicts committees. He previously served on the board of directors of El Paso Pipeline Partners L.P from November 2007 to May 2012. Mr. Leland provides our Board of Directors with extensive financial expertise and operational experience in the energy and logistics industry to our Board of Directors. He holds a BBA in Finance from the University of Puget Sound.

Paul O’Connor, age 58, has been a member of our Board of Directors since March 2014. He previously served on our Board of Directors from November 2007 until June 2012. From June 2008 until November 2009, he was our Chief Technology Officer. Mr. O’Connor currently serves as a Director of BIOeCON Technology Coöperation UA, Director of Science and Technology at ANTECY B.V. and Managing Director of D’Alcante B.V., positions he has held since January 2013, January 2013 and July 2013, respectively. He founded BIOeCON B.V. in 2005 and served as the Director of Science and Technology of BIOeCON B.V. from 2005 to December 2012. BIOeCON B.V. focuses on the conversion of biomass to renewable fuels and energy. Prior to founding BIOeCON, Mr. O’Connor led the long-term development strategy for Albemarle Catalysts and worked in marketing, research management and technology development of refining catalysts at AkzoNobel prior to its acquisition by Albemarle. Prior to AkzoNobel, he worked in heavy oil conversion processes in design, process and refinery operations. He holds an M.S. in Chemical Engineering from the Eindhoven University of Technology in the Netherlands. As a leading expert in catalytic cracking processes, Mr. O’Connor brings to our Board of Directors significant knowledge about our technical processes.

David J. Paterson, age 61, has been a member of our Board of Directors since June 2012. Since May 2012, Mr. Paterson has served as President and Chief Executive Officer and a director of Verso Paper Corp., a North American producer of coated papers, including coated groundwood and coated freesheet, and specialty products. From November 2007 to January 2011, Mr. Paterson served as President and Chief Executive Officer and a director of AbitibiBowater Inc. (now doing business as Resolute Forest Products), a global producer of newsprint, coated and specialty papers, market pulp and wood products that emerged from Chapter 11 bankruptcy proceedings in December 2010. He was Chairman, President and Chief Executive Officer of Bowater Incorporated during 2007 and President and Chief Executive Officer of Bowater Incorporated from 2006 to 2007. From 1987 to 2006, Mr. Paterson worked in various executive and sales and marketing positions for Georgia-Pacific Corporation, a global manufacturer of tissue, packaging, paper, building products and related chemicals. Mr. Paterson brings to our Board of Directors 37 years of expertise in the forestry industry and international business transactions.

William Roach, Ph.D., age 57, has been a member of our Board of Directors since July 2010. Dr. Roach currently serves as Chief Executive Officer of Cavalier Energy, Inc., a Canadian oil and gas company, a position he has held since January 2012. He also served as Chief Executive Officer and a director of Calera Corporation, a green energy company, from October 2010 to May 2012. From June 2004 to October 2010, Dr. Roach served as President, Chief Executive Officer and Director of UTS Energy Corporation, a Canadian oil sands exploration and development company. Prior to joining UTS Energy, Dr. Roach served in international project management roles with Husky Energy, British-Borneo Oil & Gas and Shell. Dr. Roach currently serves on the board of Sonde Resources, a natural gas development company, and Porto Energy Corp., an international oil and gas company, both of which trade on the Toronto Stock Exchange, and on the boards of several private companies engaged in oil and gas production and transportation. He is a professional engineer in Canada and the U.K. and holds a B.S. in metallurgy and a Ph.D. in physical metallurgy from the University of Swansea in the U.K. Dr. Roach brings to the Board of Directors extensive experience developing and managing capital-intensive projects, including experience with first-of-kind projects.

Gary L. Whitlock, age 64, has been a member of our Board of Directors since December 2010. Since July 2001, Mr. Whitlock has served as Executive Vice President and Chief Financial Officer of CenterPoint Energy, Inc., a domestic energy delivery company with more than $22 billion in assets serving more than five million customers. Since May 2013, he has also served as a director and member of the audit committee of Enable Midstream Partners, a publicly traded master limited partnership, which owns, operates and develops natural gas and crude oil infrastructure. Mr. Whitlock served as Executive Vice President and Chief Financial Officer of the Delivery Group of Reliant Energy, Incorporated, from July 2001 to September 2002. In addition, he is a past board member of Texas Genco Holdings, Inc., which until December 2004 was an 81 percent-owned subsidiary of CenterPoint Energy and traded on the New York Stock Exchange. Prior to joining Reliant, Mr. Whitlock served as the Vice President of Finance and Chief Financial Officer of Dow AgroSciences, a subsidiary of The Dow Chemical Company, from 1998 to 2001. He began his career with Dow in 1972, where he held a number of financial leadership positions, both in the United States and globally. Mr. Whitlock is a Certified Public Accountant and received a BBA from Sam Houston State University. Mr. Whitlock brings to the Board of Directors extensive experience in public company financial management and reporting.

There are no family relationships between or among any of our executive officers, directors or director nominees.

Board Recommendation

The Board of Directors recommends that stockholders vote FOR the election of the seven nominees for director named in this proxy statement.

Controlled Company Status

Entities affiliated with Khosla Ventures control a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” under The Nasdaq Global Select Market corporate governance standards. As a controlled company, exemptions under The Nasdaq Global Select Market standards free us from the obligation to comply with certain Nasdaq Global Select Market corporate governance requirements, including the requirements:

•	that a majority of our Board of Directors consists of “independent directors,” as defined under the rules of The Nasdaq Global Select Market;

•	that the compensation of our executive officers be determined, or recommended to the Board of Directors for determination, by independent directors constituting a majority of the independent directors of the board in a vote in which only independent directors participate or by a compensation committee comprised solely of independent directors; and

•	that director nominees be selected, or recommended to the Board of Directors for selection, by independent directors constituting a majority of the independent directors of the board in a vote in which only independent directors participate or by a nomination committee comprised solely of independent directors.

In the event that we cease to be a controlled company, we will be required to comply with these provisions within the transition periods specified in the rules of The Nasdaq Global Select Market. These exemptions do not modify the independence requirements for our audit committee.

Director Independence

Our Board of Directors currently consists of seven members. We have determined that five of these directors, Messrs. Leland, O’Connor, Paterson, Whitlock and Dr. Roach, are independent in accordance with the listing requirements of The Nasdaq Global Select Market. The listing standards relating to general independence consist of both a requirement for a board determination that the director has no material relationship with the listed company and a listing of several specific relationships that preclude independence.

In making its subjective determination regarding the independence of Messrs. Leland, O’Connor, Paterson, Whitlock and Dr. Roach, the Board of Directors reviewed and discussed additional information provided by the directors and nominees for director and with regard to each director’s or nominee’s business and personal activities as they related to the Company and its management.

The Board of Directors also determined that Dr. Rice, who served as a director from August 2011 until her resignation from the Board of Directors in December 2013, and Mr. Alexander, who did not stand for re-election in 2013, were independent directors in accordance with the listing requirements of The Nasdaq Global Select Market during the time they served as directors.

Mr. Kaul, who serves on our compensation committee, is not an independent director. We are a “controlled company” under The Nasdaq Global Select Market corporate governance standards and we qualify for, and rely on, exemptions from The Nasdaq Global Select Market corporate governance requirements that require our compensation committee to be composed entirely of independent members.

Committees of the Board of Directors

The Board of Directors held nine meetings during 2013. During 2013, each director attended at least 75% of the aggregate of the total number of Board of Directors’ meetings and of meetings of committees of the Board of Directors on which he or she served that were held during his or her service on the Board of Directors. The Board of Directors has an audit committee, a nominating and corporate governance committee and a compensation committee.

The audit committee held six meetings during 2013, the nominating and corporate governance committee held one meeting during 2013 and the compensation committee held two meetings during 2013.

Audit Committee

Our Board of Directors has established a standing audit committee. Our audit committee is comprised of Messrs. Leland, Whitlock (Chair) and Dr. Roach. Mr. Alexander served on our audit committee until his term ended in May 2013, at which time Mr. Leland was appointed to the audit committee by our Board of Directors. Our Board of Directors has determined that Messrs. Leland, Whitlock and Dr. Roach are independent directors as defined under and required by the Exchange Act and the listing requirements of The Nasdaq Global Select Market. Rule 10A-3 under the Exchange Act and the listing requirements of The Nasdaq Global Select Market require that our audit committee be composed solely of independent directors. The Board of Directors also determined that Mr. Alexander, who did not stand for re-election in 2013, was an independent director in accordance with the listing requirements of The Nasdaq Global Select Market and the Exchange Act during the time he served as a director and as a member of our audit committee. Mr. Whitlock has been designated as the audit committee financial expert, as defined under SEC rules.

The principal duties of the audit committee are as follows:

•	to review our external financial reporting;

•	to engage our independent auditors; and

•	to review our procedures for internal auditing and the adequacy of our internal accounting controls.

In addition, the audit committee generally reviews and approves any proposed transaction between the Company and any related party, as further described below under “Policies and Procedures for Related Person Transactions.” The written charter for the audit committee is available on our website, www.kior.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Mr. Kaul, Mr. Leland and Dr. Roach. Mr. Alexander served on our nominating and corporate governance committee until his term ended in May 2013, at which time Mr. Leland was appointed to the nominating and corporate governance committee by our Board of Directors. Our Board of Directors has determined that Mr. Leland and Dr. Roach are independent as required by the listing requirements of The Nasdaq Global Select Market. The Board of Directors also determined that Mr. Alexander was an independent director during the time he served on our nominating and corporate governance committee. We are a “controlled company” under The Nasdaq Global Select Market corporate governance standards and we qualify for, and rely on, exemptions from The Nasdaq Global Select Market corporate governance requirements that require our nominating and corporate governance committee to be composed entirely of independent members.

The principal duties of the nominating and corporate governance committee are as follows:

•	to recommend to the Board of Directors proposed nominees for election to the Board of Directors by the stockholders at annual meetings, including an annual review as to the renominations of incumbents and proposed nominees for election by the Board of Directors to fill vacancies that occur between stockholder meetings; and

•	to make recommendations to the Board of Directors regarding corporate governance matters and practices.

The written charter for the nominating and corporate governance committee is available on our website, www.kior.com.

Compensation Committee

Our compensation committee is comprised of Messrs. Kaul, Paterson and Whitlock. We are a “controlled company” under The Nasdaq Global Select Market corporate governance standards and we qualify for, and rely on, exemptions from The Nasdaq Global Select Market corporate governance requirements that require our compensation committee to be composed entirely of independent members.

The principal duties of the compensation committee are as follows:

•	to administer our stock plans and incentive compensation plans, including our stock incentive plans, and in this capacity, make all option grants or other equity awards to our directors and employees under such plans;

•	to make recommendations to the Board of Directors with respect to the compensation of our chief executive officer and our other executive officers; and

•	to review key employee compensation policies, plans and programs.

The written charter for the compensation committee is available on our website, www.kior.com.

Policies and Procedures for Related Person Transactions

As provided by our audit committee charter, our audit committee is responsible for reviewing and approving in advance any related person transaction. Prior to the creation of our audit committee, our full Board of Directors reviewed related person transactions.

Our Board of Directors has adopted a written Related Party Transaction Approval Policy that documents procedures pursuant to which related person transactions are reviewed, approved or ratified. The policy applies to any transaction, without regard to the dollar amount involved, in which:

•	we or any of our subsidiaries is a participant; and

•	any related person has a direct or indirect interest.

The audit committee, with assistance from our General Counsel, is responsible for reviewing and, where appropriate, approving or ratifying any related person transaction involving us or our subsidiaries and related persons. In determining whether to approve a related person transaction, the committee considers (1) whether the terms of the transaction are fair to the company and no less favorable than those obtainable under similar circumstances if a related person were not involved; (2) whether the transaction is material, considering the interest of the related person, the relationship of the related person to the transaction, the amount involved and the significance of the transaction to our investors in light of all circumstances; (3) whether the transaction would impair the independence of a non-employee director; and (4) whether the transaction would present an improper conflict of interest for a director or executive officer.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or compensation committee. The members of our compensation committee during the last completed fiscal year were Messrs. Kaul, Paterson and Whitlock.

Mr. Kaul has pecuniary interests in Khosla Ventures and may be deemed to have an interest in certain transactions with us, as more fully described in “Certain Relationships and Related Person Transactions” below.

Board Leadership Structure

Our Board of Directors currently consists of our Chief Executive Officer, Fred Cannon, and six non-management directors. Our Board of Directors does not currently have a separately designated Chairman. Mr. Whitlock currently serves as our lead director and is generally responsible for directing the meetings of our Board of Directors. The Board has no policy requiring that the positions of the Chairman of the Board and the Chief Executive Officer be separate or that they be occupied by the same individual. The Board of Directors believes that this issue is properly addressed as part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination when it elects a new Chief Executive Officer or at other times when consideration may be warranted by the circumstances.

We believe our current Board leadership structure contributes to the effectiveness of the Board as a whole by, among other things, enhancing the independent and objective assessment of risk by the Board, freeing our Chief Executive Officer to focus on company operations instead of Board administration and increasing the independent oversight of the Company. As a result, we believe this is the most appropriate structure for us at the present time.

Risk Oversight

The risk oversight function of the Board of Directors is carried out by both the Board and the audit committee. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our audit committee meets periodically with management to discuss our major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our nominating and corporate governance committee manages risks associated with the independence of the Board, and our audit committee manages risks associated with potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is informed about such risks by the committees.

Selection of Directors

All of our current directors, except for Messrs. O’Connor, Paterson and Leland, were initially elected or appointed in accordance with the terms of an amended and restated voting agreement among us and certain of our stockholders that was in effect prior to, and expired upon, the completion of our initial public offering in June 2011. Notwithstanding the expiration of the voting agreement upon completion of our initial public offering, Messrs. Kaul and Whitlock and Dr. Roach continue to serve on the Board and we expect them, along with Messrs. O’Connor, Paterson and Leland, to continue to serve as directors until their resignation or until their successors are duly elected by the holders of our common stock.

Mr. O’Connor previously served on our board of directors and had been originally appointed in accordance with the voting agreement discussed above. He recently rejoined the board of directors after being recommended by one of our stockholders. The nomination of Mr. Paterson was initially recommended by one of our stockholders. Mr. Leland was initially identified by an executive search firm engaged by the Board of Directors. The Board discussed the background and qualifications of each of Messrs. O’Connor, Leland and Paterson and unanimously agreed that they be nominated for election.

Director Nominations Process

In assessing the qualifications of candidates for director, the Board of Directors and the nominating and corporate governance committee considers, in addition to qualifications set forth in the Company’s bylaws, each potential nominee’s personal and professional integrity, experience, reputation, skills, ability and willingness to devote the time and effort necessary to be an effective Board member, and commitment to acting in the best interests of the Company and its stockholders. The Board of Directors and the nominating and corporate governance committee also considers requirements under the listing standards of the Nasdaq Stock Market, as well as qualifications applicable to membership on Board committees under the listing standards and various regulations. The goal of the Board of Directors and the committee goal is to nominate directors who will provide a balance of industry, business and technical knowledge, experience and capability. The nominating and corporate governance committee makes recommendations to the Board of Directors, which in turn makes the nominations for consideration by the stockholders.

Suggestions for potential nominees for director could come to the nominating and corporate governance committee from a number of sources, including incumbent directors, officers, search firms, if deemed appropriate, and others. The extent to which the nominating and corporate governance committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention would depend on the information available to the nominating and corporate governance committee about the qualifications and suitability of the individual, viewed in light of the needs of the Board, and would be at the nominating and corporate governance committee’s discretion. The nominating and corporate governance committee is also responsible for assessing each incumbent director’s qualifications to continue on the Board in connection with the selection of nominees to take office when that director’s term expires.

In addition, the nominating and corporate governance committee’s policy is that it will consider candidates for the Board recommended by stockholders. We have not received any recommendations for director nominees for the 2014 annual meeting from any stockholder. Any such recommendation should be submitted in writing to the Company in care of the Secretary at KiOR, Inc., 13001 Bay Park Road, Pasadena, Texas 77507, along with the following information, all as set forth in more detail in our bylaws:

•	the candidate’s name, age, principal occupation, business experience for at least the previous five years, address and qualifications for Board membership;

•	any other information relating to such candidate, the proposing stockholder or any beneficial owner on whose behalf the proposal is being made that would be required to be disclosed in solicitations of proxies for a contested election of directors pursuant to applicable SEC rules;

•	the written consent of the proposed candidate to being named as a candidate and, if nominated and elected, to serving as a director;

•	information regarding any material relationships, including any compensatory arrangement, between the proposing stockholder, any beneficial owner on whose behalf the proposal is being made and their respective affiliates and associates, on the one hand, and the candidate and any of his or her affiliates and associates, on the other hand, including all information that would be required to be disclosed under the related person transaction disclosure rules of the SEC if the proposing stockholder and any such beneficial owner on whose behalf the proposal is being made, or any affiliate or associate thereof, were a “registrant” and the candidate were a director or executive officer of the registrant under such rules; and

•	detailed information regarding the proposing stockholder’s direct or indirect ownership of securities of the Company including, for example, any derivative instruments, swaps, voting arrangements, pledges and other arrangements related thereto.

Although the nominating and corporate governance committee will consider candidates recommended by stockholders, it may determine not to recommend that the Board, or the Board may determine not to, nominate those candidates for election to the Board of Directors.

Stockholders who wish to nominate persons directly for election to the board at an annual meeting of stockholders must meet the deadlines and other requirements set forth in our bylaws and the rules and regulations of the SEC. Please see the information later in this proxy statement under the caption “Additional Information — Stockholder Proposals for Next Annual Meeting.” As provided in our certificate of incorporation, subject to the rights of the holders of any series of preferred stock that may be outstanding, any vacancy occurring in the Board of Directors can generally be filled only by the affirmative vote of a majority of the directors then in office. The director appointed to fill the vacancy will hold office for a term expiring at the annual meeting of stockholders at which the term of office of the director expires or until such director’s successor shall have been duly elected and qualified.

While we do not have a formal policy with regard to the consideration of diversity, the nominating and corporate governance committee considers diversity in identifying nominees for director and endeavors to have a Board representing diverse experience and complementary skills in areas that will contribute to the Board’s ability to perform its roles relating to oversight of the Company’s business, strategy and risk exposure. For example, the nominating and corporate governance committee takes into account, among other things, the diversity of business, leadership and personal experience of Board candidates and determines how that experience will serve the best interests of our stockholders.

Code of Business Conduct

Our Board of Directors has adopted a Code of Business Conduct. The code applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), directors and consultants. The full text of our Code of Business Conduct is available on our website at www.kior.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Compensation of Directors

Our employee director, Mr. Cannon, has not received any compensation in connection with his service as a director. For information about the compensation that we pay to Mr. Cannon for his service as an executive officer, please read “Compensation Discussion and Analysis,” the executive compensation tables in this proxy statement and the narrative accompanying the executive compensation tables.

Effective March 2012, each of our non-employee directors received a $180,000 annual retainer, consisting of equity awards with a grant date fair value of $150,000 and, at the director’s election, a $30,000 cash retainer paid quarterly or additional equity awards granted quarterly with a grant date fair value of $30,000, and we reimbursed them for the reasonable expenses that they incur in connection with their attendance of meetings. In addition, any such director serving as the chairperson of the audit, compensation or nominating and corporate governance committees received an equity award with a grant date fair value of $15,000, $12,000 and $7,500, respectively.

In 2013, Mr. Roach was elected to chair a special board committee focused on reviewing the company’s operations. He was paid $100,000 for his service on this special committee. The table below contains information about the compensation paid to our non-employee directors during 2013.

DIRECTOR COMPENSATION FOR 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Ralph Alexander(4)	12,500	—	—	—	12,500
Samir Kaul	—	201,790	—	—	201,790
D. Mark Leland	17,500	151,725	—	—	169,225
David J. Paterson	—	189,653	—	1,263	190,916
Condoleezza Rice(5)	30,000	151,725	—	—	181,725
William Roach	130,000	151,725	—	11,204	292,929
Gary L. Whitlock	47,500	151,725	—	3,500	202,725

(1)	The amounts shown under “Stock Awards” in the above table reflect the grant date fair value of these awards as determined in accordance with Financial Accounting Standards Board, or FASB ASC Topic 718, Compensation — Stock Compensation, excluding the effects of estimated forfeitures. We based the fair value of stock awards on the market price of the shares awarded on the grant date. See Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013. At December 31, 2013, Mr. Kaul, Mr. Paterson, Dr. Roach and Mr. Whitlock held, respectively, 26,997, 24,358, 20,298 and 34,358 restricted shares of our Class A common stock.
(2)	At December 31, 2013, Mr. Roach and Mr. Whitlock held options to purchase 150,065 and 138,522 shares, respectively, of our Class A common stock.
(3)	The amounts shown under “All Other Compensation” reflect reasonable expense reimbursements that we provide to our directors as described above under Compensation of Directors.
(4)	Mr. Alexander did not stand for re-election at our 2013 annual meeting.
(5)	Dr. Rice resigned from our Board of Directors in December 2013.

Director Attendance at Annual Meeting of Stockholders

The Company does not have a policy regarding director attendance at annual meetings of stockholders. All of our directors, except for Dr. Rice, attended the 2013 Annual Meeting of Stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes of ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company’s officers and directors regarding their compliance with the filing requirements, the Company believes that during the fiscal year ended December 31, 2013, all reports required by Section 16(a) to be filed by its directors, executive officers and greater than 10% beneficial owners were filed on a timely basis, except that 1) Mr. O’Connor filed four late Form 4s in 2013, reporting 31 total transactions, 2) Mr. Leland filed one late Form 3 in 2013 and 3) Mr. Kaul filed one late Form 4 in 2013, reporting one transaction.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis describes the compensation arrangements for our named executive officers for the year ended December 31, 2013. It also includes forward-looking statements that are based on our current plans, expectations and determinations regarding future elements of our compensation program.

Our named executive officers for the year ended December 31, 2013 are:

•	Fred Cannon, our Chief Executive Officer;

•	John H. Karnes, our former Chief Financial Officer;

•	John Kasbaum, our Senior Vice President of Commercial; and

•	Christopher A. Artzer, our President, Interim Chief Financial Officer, General Counsel and Secretary.

The total compensation of our named executive officers for the year ended December 31, 2013 is set forth in “Executive Compensation — Summary Compensation Table for 2013” below.

We describe compensation actions taken in prior years to the extent that such descriptions enhance the understanding of our executive compensation practices and the disclosure herein. This compensation discussion and analysis addresses our compensation practices in place during 2013.

Compensation Philosophy and Objectives

We believe our success depends, among other things, on our ability to:

•	attract and retain a management team with the combined experience, knowledge and skills necessary to commercialize our cellulosic gasoline and diesel;

•	incentivize our management team to achieve our strategic objectives; and

•	create long-term stockholder value by aligning the financial interests of our management team with those of our stockholders.

Since our inception in 2007, our compensation philosophy has been directed at achieving these objectives and rewarding the creation of long-term stockholder value while prudently managing our capital resources and expenses as a development stage enterprise.

Compensation Consultant

Prior to 2011, we had not engaged the services of a third-party compensation consultant to assist our Board of Directors in developing our approach to executive compensation. Instead, we relied on the judgment of our Board of Directors based on its members’ collective experiences in the clean technology, chemical and startup sectors in determining the appropriate levels of executive compensation and our approach to executive compensation. In March 2011, our compensation committee engaged Hay Group, an independent global management consulting firm, to assist our compensation committee in:

•	further developing our approach to executive compensation;

•	establishing an appropriate peer group for compensation purposes; and

•	providing benchmark compensation data regarding companies, including our competitors, with which we compete for executive talent.

The charter of our compensation committee grants the committee sole authority to retain outside consultants or counsel to assist it in its duties with respect to establishing compensation practices and the level of executive compensation. Hay Group also advises our compensation committee on market practices and our compensation policies and programs, with a focus on our incentive programs. The compensation committee believes Hay Group is independent of management. Hay Group works exclusively for the compensation committee and generally performs no services directly for management. Management does not retain the services of a compensation consultant.

As part of the compensation committee’s process for designing our executive compensation model for 2013, the compensation committee selected an industry peer group based on the recommendation of Hay Group. The companies that the compensation committee selected for our industry peer group are designed to represent certain of our industry competitors with whom we compete or expect to compete for business opportunities, including certain development-stage enterprises such as our company, as well as certain other companies in the chemical and energy exploration and production (E&P) sectors with whom we compete or expect to compete for executive talent. In particular, the peer group is designed to include companies representing significant aspects of our business (the production of fuel products, including renewable fuel products, and the development of specialty chemical and catalyst systems), companies with whom we compete for executive talent and companies that we believe investors consider to be comparable investment opportunities. The compensation committee expects to re-evaluate our industry peer group when circumstances warrant and would approve any revisions to our industry peer group.

The following nineteen companies currently comprise our industry peer group used in connection with executive compensation decisions:

Chemicals and E&P	Renewable Fuel Products
Albemarle Corporation	Amyris, Inc.
Berry Petroleum Company	Aventine Renewable Energy Holdings, Inc.
Cabot Oil & Gas, Inc.	Codexis, Inc.
Cimarex Energy Co.	Cosan Ltd.
Denbury Resources Inc.	FutureFuel Corp.
Forest Oil Corporation	Gevo, Inc.
Newfield Exploration Company	Green Plains Renewable Energy, Inc.
Pioneer Natural Resources Co.	Rentech, Inc.
Ultra Petroleum Corp.	Solazyme, Inc.
W.R. Grace & Co.

During 2013, Hay Group provided benchmarking data used by the Committee in determining the 75th percentile for total direct comparison for our named executive officers. Hay Group also provided benchmarking data used by management in determining the total direct compensation for non-executive employees of the Company. Management did not separately engage Hay Group to provide such benchmarking data. The Committee determined that such provision of benchmarking data by Hay Group did not present a conflict of interest.

Elements of Compensation for our Named Executive Officers

For 2013, compensation for our named executive officers consisted of a combination of base salaries and equity compensation, comprising annual incentive compensation in the form of annual incentive performance unit awards and long-term incentive compensation in the form of time-vested restricted stock units. Vesting of the annual incentive performance unit awards will be determined based on the achievement of performance criteria established by the compensation committee.

The compensation consultant makes recommendations to the compensation committee with respect to the salaries and the form and amounts of incentive compensation paid to our named executive officers. Generally, we seek to award a significant portion of each named executive officer’s compensation in the form of equity compensation in order to strongly incentivize the achievement of long-term objectives and the creation of long-term value for our stockholders as well as to conserve our cash resources. We believe that our approach of compensating executive officers with a significant equity component has been appropriate for a development stage, pre-revenue company such as ours and has enabled us to attract executive talent from more established companies and to compete with other technology companies for executive talent.

In setting compensation levels for our named executive officers for 2013, our compensation committee targeted a “total direct compensation” (base salary plus annual and long-term incentive awards) figure for each named executive officer at the 75th percentile of our industry peer group. The compensation committee did not benchmark any of the individual components of total direct compensation; however, the compensation committee determined that each named executive officer’s incentive compensation would be allocated between annual incentive awards and long-term incentive awards on a 1/3 and 2/3 basis, respectively. The target value of each named executive officer’s incentive compensation is the difference between the targeted total direct compensation and the respective officer’s salary.

Base Salaries. We believe that competitive base salaries serve to attract talented and experienced executives and to reward our named executive officers for short-term, day-to-day performance. Base salary levels initially are set for each executive officer at the time the officer commences employment with us and are based on such officer’s experience and expected contributions to our development, as well as competitive conditions in the market for qualified executives. Our compensation committee is empowered to set the base salary of our Chief Executive Officer and, in consultation with our Chief Executive Officer, to set the base salaries of our other named executive officers. In 2013, our compensation committee elected not to increase base salaries for our named executive officers from their 2012 levels in order to conserve our cash. The following table sets forth the salaries of our named executive officers for 2013.

Name	Base Salary
Fred Cannon	$341,250
John H. Karnes	325,000
John Kasbaum	243,000
Christopher A. Artzer	285,000

Generally, the cash component of our named executive officers’ compensation has been less than the officers could likely have received at more established companies, such as their respective previous employers. The total cash compensation of our named executive officers is below the median for our peer group to conserve cash and because we believe that offering a compensation package more heavily weighted towards an equity component has enabled us to recruit our named executive officers to our company, serves to reward them for the creation of long-term value and is appropriate for a company in our stage of development.

Annual Incentive Compensation. The offer letters for Messrs. Cannon, Karnes, and Artzer provided for potential annual incentive bonuses. The possibility of earning annual incentive compensation is intended to encourage executives to work towards the achievement of defined company objectives and strategic goals that are established by our Board of Directors. In order to conserve our cash resources, beginning in 2012 the compensation committee determined to grant annual incentive performance unit awards to our named executive officers in lieu of annual incentive bonuses. The performance unit awards are payable in the form of shares of fully vested Class A common stock based upon the achievement of performance criteria established by the compensation committee.

The compensation committee annually reviews and approves performance criteria that bear on annual incentive compensation. For 2013, these performance criteria related to total annual product production at the Columbus facility, process yields extrapolated to commercial scale and design and gross proceeds of capital raised (debt and equity). Depending on the achievement of these performance criteria, a named executive officer has the potential to receive a number of shares of Class A common stock equal to up to 200% of the target award. In determining the number of shares issuable to each of the named executive officers upon achievement of target performance levels, the committee targets a number of shares having an aggregate market value, based on the closing price of the company’s Class A common stock on the grant date, equal to the dollar amount set forth next to each such executive officer’s name below. Our compensation committee has not yet made its determination of whether or not our named executive officers have achieved the 2013 performance criteria and the level of achievement, if any. The following table shows the performance unit awards our named executive officers would receive if they achieve performance at target level, except for Mr. Karnes, who resigned from KiOR in December 2013 and is ineligible to receive an award:

Name	Dollar Value of Annual Performance Unit Award at Target	Target Number of Shares
Fred Cannon	$2,086,669	344,904
John Kasbaum	341,668	56,474
Christopher A. Artzer	488,332	80,716

For more information, please see the discussion following “Executive Compensation — Grants of Plan-Based Awards for Fiscal Year 2013” below.

Long-Term Incentive Compensation. Equity incentives are intended to help align the long-term financial interests of our executives with those of our stockholders. The potential future value of equity awards is also important to our efforts to attract talented and skilled executives. We have typically granted stock options and/or restricted stock units to our named executive officers in connection with the commencement of their employment with us. The size of the initial grant is determined based on the executive’s position with us and takes into account the executive’s base salary and other compensation. As discussed in further detail in “— Annual Incentive Compensation” and below, in March 2012 we began granting annual equity incentive awards to our named executive officers. Our Board of Directors is authorized to set different vesting schedules and exercise prices and has used that authority with respect to certain awards, as further disclosed in the executive compensation tables below.

Prior to 2011, we generally granted equity awards in the form of stock options with an exercise price equal to the fair market value of the common stock underlying the award on the date of the grant. We granted equity awards pursuant to our amended and restated 2007 Stock Option/Stock Issuance Plan until June 2011. Awards granted under our amended and restated 2007 Stock Option/Stock Issuance Plan generally vested and became exercisable at a rate of 20% on the first anniversary of the applicable vesting commencement date, with the remainder vesting in equal monthly installments over the next four years. Our Board of Directors had determined that awards with 20% vesting on the first anniversary and incremental monthly vesting over the following four-year period would provide a strong incentive for both continued employment and dedication towards increasing stockholder value as well as being appropriate in light of our focus on our long-term objectives. Options granted prior to 2011 provided for immediate exercisability, with the resulting shares being subject to certain transfer restrictions and repurchase rights of the Company until such times as the underlying options would have vested.

In March 2011 and at other times during 2011, we granted 409A Options, which are options granted in a manner that is compliant with Section 409A of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. Messrs. Artzer and Karnes joined our executive team in 2011, bringing critical experience to our company. As we believed that it was important to align the interests of our entire executive team in the growth of our company, the Board of Directors granted options to these new executives at the exercise price of $1.98 per share. As the fair market value of the underlying shares on the date of grant was greater than the exercise price, it was necessary to structure the options in a manner compliant with Section 409A of the Internal Revenue Code. The options generally vest on the fifth anniversary of the grant date.

Since completion of our initial public offering in June 2011, our determination of fair market value for purposes of option pricing has been based on the most recent closing price of our Class A common stock on The Nasdaq Global Select Market and the options have been granted under our 2011 Long-Term Incentive Plan.

As discussed above, we have also granted fully vested awards of common stock to our executives pursuant to the amended and restated 2007 Stock Option/Stock Issuance Plan and our 2011 Long-Term Incentive Plan in lieu of cash bonus payments to conserve our cash resources. We believe that equity awards serve to align the interests of the recipient named executive officers with those of our stockholders because such awards incentivize our executive officers to work towards increased stockholder value over the long term.

Prior to our initial public offering, our Board of Directors and our compensation committee also awarded additional options, restricted stock and restricted stock units to certain of our named executive officers at other times when, in the Board’s or the committee’s judgment, as applicable, such awards were advisable to assist in executive retention or to reward significant company or individual performance.

In March 2012, our compensation committee began granting annual equity awards in the form of restricted stock units that vest in three equal annual installments, subject to the executive’s continued service, as a three-year vesting schedule is commonly used by companies within our peer group. Our compensation committee believes granting restricted stock units better serves the company’s executive retention objectives than stock options, given the volatility of our stock price and that restricted stock units require fewer shares than stock options to provide equivalent value to the grantee.

In determining the number of restricted stock units to grant to each of the named executive officers in 2013, the committee targeted a number of shares having an aggregate market value, based on a share price of $6.05 per share (which share price was higher than the then-current market price and was selected by the committee to be higher than the price paid by investors in our initial public offering), equal to the dollar amount set forth next to each such executive officer’s name below.

Name	Dollar Value of Long-Term Incentive Award	Number of Restricted Stock Units
Fred Cannon	$4,173,332	689,807
John H. Karnes	1,133,334	187,328
John Kasbaum	683,335	112,948
Christopher A. Artzer	976,664	161,432

Mr. Karnes forfeited his long-term incentive award as a result of his resignation from KiOR in December 2013. Our Board has approved accelerated vesting on the date of termination of all outstanding equity awards granted prior to December 31, 2012 to each of Messrs. Cannon, Kasbaum and Artzer, if the respective officer is terminated without cause or for good reason (each as defined in a performance and retention agreement and as further described below), including during a period following or in anticipation of a change in control of our company. These arrangements with our named executive officers are discussed in more detail in “—Employment Arrangements with Executives,” “— Performance and Retention Agreements” and “Executive Compensation — Potential Payments to Named Executive Officers Upon Termination or a Change of Control” below.

Employment Arrangements with Executives

Each of our named executive officers received an offer letter in connection with the commencement of his employment with us. As a condition to employment, each of our named executive officers has entered into a proprietary information and inventions assignment agreement. Under these agreements, each named executive officer has agreed not to compete with us during his employment, not to solicit our employees during his employment or for a period of one year following the termination of his employment, to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of his employment.

The offer letters set forth initial salaries, potential annual bonuses, the terms of initial option grants, acceleration of vesting upon termination without cause following a change in control and, in some cases, vesting upon the death or disability of the executive. In addition, any material breach of the proprietary information and inventions assignment agreement described in the above paragraph would also constitute cause and would result in a forfeiture of the breaching officer’s accelerated awards. The accelerated vesting provisions set forth in the offer letters of Messrs. Cannon, Karnes, Kasbaum and Artzer were superseded by accelerated vesting provisions of the Performance and Retention Agreements described below in “— Performance and Retention Agreements.”

The following table summarizes the material terms of each named executive officer’s offer letter.

	Mr. Cannon		Mr. Karnes		Mr. Kasbaum		Mr. Artzer
Initial salary	$275,000	(1)	$250,000	(2)	$240,000	(3)	$285,000	(4)
Potential annual bonus(5)	$100,000		$100,000		—		$50,000
Initial option grant:
Number of options	3,085,720		1,100,000		560,000		265,600
Exercise price per share	$0.0838		$1.98		$1.98		$1.98
Vesting terms		(6)		(7)		(6)		(7)
Accelerated vesting of options upon:
Termination without cause following a change of control	—	(8)	100%		50	%(8)	100%
Death or disability	—			(9)	—			(9)

(1)	Mr. Cannon’s base salary was subsequently raised to $341,250, effective October 1, 2010.
(2)	Mr. Karnes’ base salary was subsequently raised to $325,000, effective August 10, 2012. Mr. Karnes resigned as our Chief Financial Officer on December 3, 2013.
(3)	Mr. Kasbaum’s base salary was subsequently raised to $243,000, effective October 1, 2010.
(4)	Mr. Artzer’s salary was subsequently raised to $325,000, effective March 26, 2014.
(5)	Performance bonuses are based upon the achievement of certain individual and corporate milestones set by our Board of Directors.
(6)	Grants vest as to 20% of the original number of shares on the first anniversary of the vesting commencement date and as to an additional 1/60th of the original number of shares each month thereafter until the fifth anniversary of the vesting commencement date, subject to continued service through each relevant vesting date; additionally, options to purchase 685,712 shares granted to Mr. Cannon vested on the grant date. Options awarded to Mr. Cannon are exercisable for shares of our Class B common stock and options awarded to Mr. Kasbaum are exercisable for shares of our Class A common stock.
(7)	Represents grants of 409A Options exercisable for shares of our Class A common stock, which vest in a single installment on March 18, 2016 (the fifth anniversary of the grant date), subject to the executive’s continued service. The 409A Option granted to Mr. Karnes is no longer subject to vesting, as Mr. Karnes’ employment with us terminated effective December 3, 2013 and his unvested equity award was accelerated in part, such that it became exercisable for 623,333 shares of our Class A common stock. The remainder of Mr. Karnes’ unvested equity award was forfeited. The vested portion of Mr. Karnes’ 409A Option will be automatically exercised six months and one day from the date his employment with us terminated.
(8)	Pursuant to the performance and retention agreement described below, this amount was subsequently increased to 100%.
(9)	In the event of death or disability, the 409A Option awarded to Mr. Artzer would vest on a pro rata basis based on the number of days of service. The vesting of Mr. Karnes’ 409A Option is discussed in footnote 7 above.

Performance and Retention Agreements

In March 2012, based in part upon the recommendation of Hay Group, our compensation committee approved the entry into Performance and Retention Agreements with each of Messrs. Cannon, Karnes, Kasbaum and Artzer. The Performance and Retention Agreements provide that all outstanding equity awards granted to a respective executive pursuant to a Company equity or equity-based incentive plan prior to December 31, 2012 will become vested, exercisable in full and, where applicable, payable in the event the executive is terminated without cause or for good reason. On March 26, 2014, our compensation committee granted to Mr. Artzer an option to purchase 1,750,000 shares of our Class A common stock in connection with his appointment as President. This option was made subject to Mr. Artzer’s Performance and Retention Agreement. We believe the Performance and Retention Agreements serve as a retention tool and are competitive within our industry.

For a more detailed description of the terms of the acceleration provisions and conditions under the Performance and Retention Agreements, please read “Executive Compensation — Potential Payments to Named Executive Officers Upon Termination or a Change of Control” below.

Compensation Decision Process

From our inception until the establishment of the compensation committee of our Board of Directors in March 2010 as discussed below, our Board of Directors has overseen the compensation of our executive officers and our executive compensation programs. Non-employee directors reviewed and approved our executive compensation and benefits policies, including our amended and restated 2007 Stock Option/Stock Issuance Plan and our 2011 Long-Term Incentive Plan. Our Board of Directors historically has relied on its members’ business judgment and collective experience with respect to compensation practices at other companies in the technology sector, both established and start-up enterprises.

Historically, our Board of Directors has approved levels of base salaries for new executives that, in its judgment, were necessary to attract the executives from the positions they previously held or from other positions available to individuals with their respective experience and skills and that were in line with other start-up companies in the technology sector. Salary increases were historically awarded to our named executive officers by our Board of Directors from time to time when our Board deemed such increases to be appropriate to retain our named executive officers or to reward them for our company’s progress and their contribution towards that progress. None of our named executive officers is currently party to an employment agreement that provides for scheduled or automatic increases in base salary. Following our initial public offering, the compensation committee determined that it would review the base salaries of our named executive officers annually. In addition, our historical compensation approach has been to keep our Chief Executive Officer, Mr. Cannon, as our most highly paid employee, including awarding him the highest base salary.

In setting the levels of equity compensation, our Board of Directors has historically relied on the business judgment and collective experience of its members in the industries in which we compete for executives. As discussed above, our named executive officers received initial option and/or restricted stock unit grants upon the commencement of their employment at levels determined by our Board of Directors. Our Board of Directors has also awarded additional options to certain of our named executive officers at other times, not in connection with the commencement of their employment when, in the Board’s judgment, such awards were advisable to assist in executive retention or to reward significant performance. While we historically have not had a predetermined policy on the timing or frequency of additional equity award grants to our named executive officers, in 2012, our compensation committee approved a compensation program under which annual short-term and long-term grants would be made to our named executive officers. Such program is described in more detail above under “—Elements of Compensation of Our Named Executive Officers.” We expect that, under this compensation program, our compensation committee will generally make determinations with respect to equity awards in the first quarter of each fiscal year. However, our compensation committee could modify in the future its approach regarding the timing of equity awards.

From its formation until our initial public offering in June 2011, the compensation committee was responsible for evaluating and recommending our executive compensation policies and plans for approval by our full Board of Directors. Following our initial public offering, the compensation committee makes these decisions. Our compensation committee uses benchmarking data provided by Hay Group as a reference in determining appropriate levels of compensation. See “— Compensation Consultant” above for more information about Hay Group and the industry peer group our compensation committee currently uses for benchmarking.

Our Chief Executive Officer also reviews the performance of our other named executive officers and makes recommendations to the compensation committee regarding base salary adjustments, bonuses and long-term incentive awards for the other named executive officers (but not for himself).

Other Executive Benefits

We provide the following benefits to our named executive officers on the same basis as other eligible employees:

•	health and dental insurance;

•	vacation, sick days and personal days;

•	life insurance and supplemental life insurance;

•	long-term disability insurance;

•	a 401(k) plan;

•	flexible spending accounts;

•	an employee assistance program; and

•	income tax planning assistance.

We believe these benefits are generally consistent with benefits offered by companies with which we compete for employees and executives. In light of the immediate exercisability of certain of our stock options discussed above and potential decision making related to Section 83(b) elections under the Internal Revenue Code as well as the implications of our initial public offering in June 2011, we believe it is in the Company’s best interest to provide tax planning assistance in order that our employees, including our named executive officers, may more easily devote their time to business activities.

Advisory Resolutions to Approve Executive Compensation

At our 2013 annual meeting, our stockholders voted to approve, on an advisory basis, the compensation of our named executive officers, commonly known as a “say-on-pay” vote, with 96.36% of the votes cast for or against the proposal voting in favor of our executive compensation program. In approving our 2014 executive compensation program, the compensation committee reviewed these voting results and concluded that our compensation program was appropriate for the Company.

At our 2014 annual meeting, we again are providing our stockholders a say-on-pay vote. This vote provides our stockholders the opportunity to express their views regarding the 2013 compensation for our named executive officers as disclosed in this proxy statement. As an advisory vote, this resolution will not be binding upon the Company or upon the Board of Directors. However, the Board of Directors values the opinions expressed by our stockholders, and our compensation committee will consider the outcome of the vote on this resolution when making future compensation decisions for our named executive officers.

For additional information, please refer to “Proposal 2: Advisory Resolution to Approve Executive Compensation” in this proxy statement.

Other Compensation Policies and Practices

Tax considerations. Section 162(m) of the Internal Revenue Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for our chief executive officer and the three other most highly compensated officers whose compensation is required to be disclosed in our proxy statement (other than our chief financial officer), unless compensation is performance-based. Our compensation committee may, in its judgment, authorize compensation payments that do not comply with the exceptions to Section 162(m) when it believes such payments are appropriate to attract and retain executive talent.

Policy regarding restatements of performance measures. We do not have a formal policy regarding adjustment or recovery of bonus payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of the payment. Under those circumstances, our Board of Directors or our compensation committee would evaluate whether adjustments or recoveries of payments were appropriate based upon the facts and circumstances surrounding the restatement.

Stock ownership policies. We have not established stock ownership or similar guidelines with regards to our named executive officers at this time; however, all of our named executive officers currently have a direct or indirect, through their stock option holdings, equity interest in our company, and we believe that they regard the potential returns from these interests as a significant element of their potential compensation for services to us.

Risk Considerations in Our Compensation Program

Our compensation committee does not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse affect on our company.

COMPENSATION COMMITTEE REPORT

The compensation committee reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission.

Compensation Committee
Samir Kaul, Chairman
David J. Paterson
Gary L. Whitlock

The foregoing Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE FOR 2013

The following table sets forth the compensation during 2013, 2012 and 2011 of the Company’s Principal Executive Officer, the Company’s Principal Financial Officer, and the two other most highly compensated executive officers for 2013 (collectively, the “named executive officers”). W. Roger Lyle, our former Senior Vice President, received less than $100,000 during 2013 and is therefore not included in the tables below. His employment with us ended on March 15, 2013.

Name and Principal Position	Year	Salary ($)	Stock Awards(1)(2) ($)	Option Awards (1) ($)	All Other Compensation(3) ($)	Total ($)
Fred Cannon	2013	341,250	6,260,002	—	11,944	6,613,195
Chief Executive Officer	2012	341,250	4,157,072	—	15,051	4,513,374
	2011	341,250	3,900,000	—	13,570	4,254,820
Christopher A. Artzer	2013	285,000	1,464,995	—	11,400	1,761,395
President, Interim Chief Financial Officer, General Counsel and Secretary	2012	285,000	1,260,631	—	13,921	1,559,552
	2011	227,817	75,000	1,598,460	6,860	1,908,137
John Kasbaum	2013	243,000	1,025,003	—	9,720	1,277,470
Senior Vice President of Commercial	2012	243,000	1,282,743	—	9,847	1,535,590
	2011	243,000	375,000	—	10,548	628,548
Former Executive Officer
John H. Karnes(4)	2013	300,625	1,700,002	—	90,564	2,091,190
Former Chief Financial Officer	2012	281,255	1,769,282	—	15,209	2,065,746
	2011	219,777	900,000	6,620,130	7,983	7,747,890

(1)	The amounts shown under “Stock Awards” and “Option Awards” in the above table reflect the grant date fair value of these awards as determined in accordance with Financial Accounting Standards Board, or FASB ASC Topic 718, Compensation — Stock Compensation, excluding the effects of estimated forfeitures. We based the fair value of stock awards, including the annual incentive performance unit awards, on the market price of the shares awarded on the grant date. We calculated the value of stock option awards using the Black-Scholes option-pricing model. See Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013. Please see the “— Grants of Plan-Based Awards for Fiscal Year 2013” for more information regarding equity awards granted during fiscal year 2013, including the annual incentive performance unit awards.
(2)	Includes for the year ended December 31, 2011 awards to Messrs. Cannon, Karnes and Artzer of 15,974, 15,974 and 7,987 fully vested shares of Class A common stock awarded in lieu of cash bonuses. The value of these awards had been included in the Non-Equity Incentive Plan Compensation column in the proxy statement for our 2012 annual meeting.
(3)	Consists of company 401(k) contributions and payment of insurance premiums.
(4)	Mr. Karnes’ employment with us terminated effective December 3, 2013.

GRANTS OF PLAN-BASED AWARDS FOR 2013

The following table provides information concerning each grant of an award made to our named executive officers under any plan during the fiscal year ended December 31, 2013. The Company did not grant non-equity incentive plan awards or stock options during the fiscal year ended December 31, 2013.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1) (#)			All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold	Target	Maximum	(#)	($)
Fred Cannon	3/13/2013	—	—	—	689,807	4,173,332
	3/13/2013	—	344,904	689,808	—	2,086,669
Christopher A. Artzer	3/13/2013	—	—	—	161,432	976,664
	3/13/2013	—	80,716	161,432	—	488,332
John Kasbaum	3/13/2013	—	—	—	112,948	683,335
	3/13/2013	—	56,474	112,948	—	341,668
John H. Karnes	3/13/2013	—	—	—	187,328	1,133,334
	3/13/2013	—	93,664	187,328	—	566,667

(1)	Consists of annual incentive performance unit awards granted in March 2013. The performance unit awards are payable in the form of fully vested shares of Class A common stock based on the achievement of performance criteria established by the compensation committee. The criteria fall into three categories: total annual product production at the Columbus facility, process yields extrapolated to commercial scale and design and gross proceeds of capital raised (debt and equity). Linear interpolation is used to reward performance between threshold and maximum. Our compensation committee has not yet made its determination of whether or not our named executive officers have achieved the 2013 performance criteria and the level of achievement, if any.
(2)	Consists of restricted stock units granted in March 2013. The awards vest in three equal annual installments, subject to the continued service of the recipient named executive officer. Upon vesting, the awards are settled in fully vested shares of Class A common stock.
(3)	Reflects the grant date fair value of each award as determined in accordance with FASB ASC Topic 718, excluding the effects of estimated forfeitures. We based the fair value of stock awards on the market price of the shares awarded on the grant date. See Note 13 to our consolidated financial statements in Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2013

The following table sets forth information regarding outstanding equity awards held as of December 31, 2013 by our named executive officers.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)
Fred Cannon	3,085,720	(2)	—		—	0.0838	04/22/2019	(3)	—		—	—		—
	1,170,470	(2)	—		146,307	1.9800	07/27/2020	(4)	—		—	—		—
	709,366	(2)	—		—	1.9800	07/27/2020	(5)	—		—	—		—
	—		—		—	—	—		976,474	(6)	1,640,476	344,904	(7)	579,439
Christopher A. Artzer	—		265,600		—	1.9800	12/31/2016	(8)	—		—	—		—
	—		—		—	—	—		210,466	(6)	353,583	80,716	(7)	135,603
John Kasbaum	535,000	(2)	—		167,995	1.9800	07/27/2020	(3)	—		—	—		—
	—		—		—	—	—		177,842	(6)	298,775	56,474	(7)	94,877
John H. Karnes	—		623,333	(9)	—	1.9800	—		—		—	—		—

(1)	Based on the closing price of our Class A common stock on The Nasdaq Global Select Market on December 31, 2013 ($1.68 per share).
(2)	Options granted under the amended and restated 2007 Stock Option/Stock Issuance Plan prior to 2011 allowed for the option to be exercised prior to vesting with the stock acquired on exercise being subject to certain transfer restrictions and repurchase rights of the Company at the lesser of fair market value or the exercise price, with such repurchase rights lapsing at such time as the underlying options would have vested.
(3)	Grants vest as to 20% of the original number of shares on the first anniversary of the vesting commencement date, and as to an additional 1/60th of the original number of shares each month thereafter until the fifth anniversary of the vesting commencement date, subject to continued service through each relevant vesting date; additionally, options to purchase 685,712 shares granted to Mr. Cannon vested on the grant date. Options granted to Messrs. Cannon and Kasbaum were granted under our amended and restated 2007 Stock Option/Stock Issuance Plan. The vesting commencement date for Mr. Cannon’s award was June 15, 2008 and the vesting commencement date for Mr. Kasbaum’s award was June 1, 2010.
(4)	Grants vest in a series of 48 successive equal monthly installments upon Mr. Cannon’s completion of each additional month of service over a 48-month period measured from the vesting commencement date, which was June 1, 2010. If Mr. Cannon exercises options prior to vesting, the option shares initially will be unvested until such time as the underlying options would have vested and are subject to repurchase by us at the lower of the exercise price or the fair market value per share at the time of Mr. Cannon’s cessation of service. All options were granted under our amended and restated 2007 Stock Option/Stock Issuance Plan.
(5)

Grants vested upon achievement of three milestones determined by the Board of Directors, with 1/3rd of the shares vesting with each achievement. Each of these milestones have been achieved: the execution of the memorandum of understanding with the Mississippi Development Authority, which occurred in November 2010, the execution of a commercially acceptable product offtake agreement, which was signed with Hunt Refining Company in February 2011 and the mechanical completion of our initial-scale commercial production facility in Columbus, Mississippi which was completed in April 2012.
(6)	Includes 125,000 restricted stock units for Mr. Cannon which vest in equal semi-annual installments beginning on Feburary 29, 2012 and 15,000 restricted stock units for Mr. Kasbaum that vest in 5 equal annual installments beginning June 23, 2012. Also includes 161,667, 49,894 and 49,034 restricted stock units for Messrs. Cannon, Kasbaum and Artzer, respectively, which vest in three equal annual installments, beginning on March 9, 2013. In addition, includes 689,807, 112,948 and 161,432 restricted stock units for Messrs. Cannon, Kasbaum and Artzer, respectively, which vest in three equal annual installments, beginning on March 13, 2014. All of the awards listed in this footnote are subject to the executive’s continued service.
(7)	Includes 344,904, 56,474 and 80,716 performance units for Messrs. Cannon, Kasbaum and Artzer, respectively.
(8)	Grants vest in a single installment on March 18, 2016 (the fifth anniversary of the grant date), subject to the executive’s continued service.
(9)	In connection with Mr. Karnes’ resignation on December 3, 2013, the Company accelerated the vesting of his option to permit Mr. Karnes to purchase an aggregate of up to 623,333 shares of our Class A Common Stock. This option was be automatically exercised on the date that is six months and one day after the termination date pursuant to the terms of his separation agreement.

OPTION EXERCISES AND STOCK VESTED FOR 2013

The following table indicates the number and value of stock options exercised and stock awards vested during the year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Fred Cannon	—	—	250,761	1,251,263
John H. Karnes	—	—	92,622	478,107
John Kasbaum	—	—	392,005	332,149
Christopher A. Artzer	—	—	65,074	306,274

Potential Payments to Named Executive Officers Upon Termination or a Change of Control

In March 2012, our compensation committee approved the Company’s entry into Performance and Retention Agreements with each of Messrs. Cannon, Karnes, Kasbaum and Artzer. The Performance and Retention Agreements provide that all outstanding equity awards granted to a respective executive pursuant to a Company equity or equity-based incentive plan prior to December 31, 2012 will become vested, exercisable in full and, where applicable, payable upon (i) the executive’s termination of his employment for good reason (as defined in the Performance and Retention Agreements) or the Company’s termination of the executive’s employment without cause (as defined in the Performance and Retention Agreements) (each such termination referred to in this summary as a “Qualifying Termination”), or (ii) the termination of the executive’s employment due to death or Disability (as defined in the Performance and Retention Agreement), subject to further compliance with the provisions described below. On March 26, 2014, our compensation committee granted to Mr. Artzer an option to purchase 1,750,000 shares of our Class A common stock in connection with his appointment as President. This option was made subject to Mr. Artzer’s Performance and Retention Agreement.

In the event of acceleration of vesting and/or payment, equity awards that were intended to be qualified performance-based compensation under Section 162(m) of the Internal Revenue Code will be paid at the time provided in existing award documentation, subject only to the satisfaction of applicable performance goals and not to the executive’s continued service and without the exercise of any negative discretion under the existing award documentation. In the case of equity awards designed to be compliant with Section 409A of the Internal Revenue Code, (i) if granted on or prior to the effective date of the executive’s Performance and Retention Agreement, no accelerated payment shall apply (and only accelerated vesting shall apply) and (ii) if granted after the effective date of the executive’s Performance and Retention Agreement, payment of the equity award will be made on the 65th day following the executive’s Qualifying Termination or termination due to death or Disability unless the equity award provides for payment upon the executive’s “separation from service” (as defined in Section 409A of the Internal Revenue Code), in which case payment shall be made as so provided.

Accelerated vesting and/or payment of equity awards under the Performance and Retention Agreements are further subject to (i) the delivery by the executive (or the executive’s estate or other legal representative) of an executed release and waiver of claims against the Company, which release must be irrevocable and effective within 60 days after the date of the executive’s termination, (ii) compliance by the executive with a non-competition and a non-solicitation covenant for 12 months following the date of termination and (iii) compliance with a confidentiality covenant and a non-disparagement covenant at all times. In addition, if vesting or payment of an executive’s equity awards is accelerated by the terms of the Performance and Retention Agreement, the executive may not directly or indirectly transfer or dispose of any shares of Company common stock acquired through such acceleration, with such transfer restriction lapsing as to 25% of the accelerated shares on each three month anniversary of the date of the executive’s Qualifying Termination, death or Disability.

Notwithstanding the above, if a Qualifying Termination of the executive occurs within 12 months following the date of a change in control (as defined in the Performance and Retention Agreements) of the Company or in anticipation of a change in control that actually occurs, the acceleration and payment of the executive’s equity awards will not be subject to the executive’s delivery of a release, compliance with the covenants or the transfer restriction as described in the preceding paragraph.

The provisions of the Performance and Retention Agreements, including the acceleration of vesting and/or payment, supersede any contrary provision in any equity award documentation to the extent the Performance and Retention Agreement is more favorable to the executive. Disputes between the Company and the executive arising out of the Performance and Retention Agreement are to be settled by binding arbitration.

Prior to the entry into the Performance and Retention Agreements, each of these four named executive officers benefited from provisions in their respective offer letters providing for accelerated vesting of 100% of unvested options (50% in the case of Mr. Kasbaum) in the event that such executive was terminated without cause within 12 months following a change of control of the Company. The terms of the Performance and Retention Agreements superseded the acceleration provisions in the respective offer letters of Messrs. Cannon, Karnes, Kasbaum and Artzer.

The following table summarizes the value of the acceleration of equity awards of Messrs. Cannon, Kasbaum and Artzer assuming they had been terminated on December 31, 2013 under various circumstances. Mr. Karnes resigned from KiOR on December 3, 2013. The value of the acceleration of his equity award in the table below reflects the actual acceleration he received to his option award pursuant to a separation agreement he entered into with us.

Upon Termination	Voluntary Termination (No Good Reason)		Good Reason/ Involuntary Not for Cause Termination (including following or in anticipation of a Change in Control)	Involuntary For Cause Termination	Death or Disability
Fred Cannon	—		9,234,572	—	9,234,572
John H. Karnes	1,284,066	(1)	—	—	—
John Kasbaum	—		1,800,269	—	1,800,269
Christopher A. Artzer	—		3,523,885	—	3,523,885

(1)	Based on the closing price of our Class A common stock on The Nasdaq Global Select Market on December 3, 2013 ($2.06 per share). Under Mr. Karnes’ separation agreement, dated December 3, 2013, the Company accelerated 623,333 shares of unvested stock underlying a Nonstatutory Stock Option Agreement previously issued to Mr. Karnes. This option will be automatically exercised on the date that is six months and one day after the termination date pursuant to the terms of his separation agreement.

None of our named executive officers have any agreements with respect to severance payments.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. Contributions to the 401(k) retirement plan are not taxable to employees until withdrawn from the plan. Each participant may elect to contribute a portion of his or her pre-tax compensation to the plan, up to the statutory maximum that was $17,000 for 2012 and $17,500 for 2013. We currently match 100% of employees’ contributions up to 3% of base salary, and we match 50% of any additional employee contributions up to 5% of base salary, for a total matching of a maximum of 4% of base salary.

Indemnification Agreements

We have entered into customary indemnification agreements with our directors, executive officers and certain employees. The indemnification agreements and our amended and restated certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

EQUITY COMPENSATION PLANS

Information concerning our equity compensation plans at December 31, 2013 is as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	15,256,959	$3.44	6,194,624	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	15,256,959	$3.44	6,194,624

(1)	This weighted-average exercise price does not reflect the shares issuable upon settlement of outstanding grants of restricted stock or restricted stock units.
(2)	Consists of shares reserved for issuance for future awards under our 2011 Long-Term Incentive Plan. No shares are reserved for future issuance under our amended and restated 2007 Stock Option/Stock Issuance Plan other than shares issuable upon exercise of equity awards outstanding under such plan.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock as of April 1, 2014 (unless otherwise provided below) by:

•	each person who is known by us, based solely on statements filed by such persons pursuant to Section 13(d) or 13(g) or Section 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to beneficially own 5% or more of our outstanding Class A common stock or Class B common stock;

•	our Chief Executive Officer, our President and Interim Chief Financial Officer and our named executive officers;

•	each of our current directors and nominees for director; and

•	all of our executive officers, directors and nominees for director as a group (9 persons)

We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power. These rules also provide that a person or entity below beneficially owns any shares issuable upon the exercise of stock options, warrants or other rights held by such person or entity that were exercisable on or within 60 days of April 1, 2014. Except as otherwise indicated, to our knowledge the persons and entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. Unless otherwise indicated, the address of each stockholder listed below is 13001 Bay Park Road, Pasadena, Texas 77507.

In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed outstanding shares of common stock subject to options or warrants held by that person or entity that are currently exercisable or exercisable within 60 days of April 1, 2014. We did not deem these shares outstanding for the purpose of calculating the percentage ownership of any other person or entity. As of April 1, 2014, the Company had issued and outstanding 59,874,509 shares of Class A common stock and 51,013,901 shares of Class B common stock.

		Class A Common Stock(1)		Class B Common Stock(2)		% of Total Voting Power
5% Stockholders	Address	Shares	%	Shares	%
Entities affiliated with Khosla Ventures(3)	2128 Sand Hill Road, Menlo Park, California 94025	42,081,514	46.1	46,259,738	89.4	88.5
Entities affiliated with Artis Capital Management, L.P.	c/o Artis Capital Management, L.P., One Market Plaza, Steuart Street Tower, Suite 2700, San Francisco, California 94105	6,368,719	10.6	—	—	1.1
Entities affiliated with Alberta Investment Management Corporation(4)	c/o Alberta Investment Management Corporation, 1100-10830 Jasper Avenue, Edmonton, AB, Canada T5J 2B3	13,099,925	20	—	—	1.4

BIOeCON B.V.	Hogebrinkerweg 15 e, 3871 KM Hoevelaken, the Netherlands	2,135,000	3.6	3,853,576	7.6	7.1
Entities affiliated with Gates Ventures, LLC(5)	2365 Carillon Point, Kirkland, Washington 98033	18,445,463	24.6	—	—	3.2
Frontier Capital Management Co., LLC(6)	99 Summer Street, Boston Massachusetts 02110	9,131,250	15.3			1.6
Executive Officers, Directors and Nominees
Fred Cannon(7)		1,668,129	2.8	5,127,325	10.1	9.3
John Karnes(8)		623,333	1.0	—	—	*
John Kasbaum(7)		526,966	*	—	—	*
Christopher A. Artzer(7)		119,813	*	—	—	*
Samir Kaul(10)		69,479	*	—	—	*
D. Mark Leland		—	—	—	—	—
Paul O’Connor(9)		385,803	*	—	—	*
David J. Paterson		24,358	*	—	—	*
William Roach(7)		193,450	*	—	—	*
Gary L. Whitlock(7)		184,423	*	—	—	*
Executive officers, directors and nominees as a group (9 persons)(7)		3,172,421	5.3	5,127,325	10.1	9.6

*	Less than one percent.
(1)	Class A common stock has a voting right of one vote per share.
(2)	Class B common stock has a voting right of 10 votes per share.
(3)

Consists of (i) 42,929,224 shares of Class B Common Stock held by Khosla Ventures II, LP (“KV II”), (ii) 9,409,935 shares of Class A Common Stock held by Khosla Ventures III, LP (“KV III”), (iii) 1,250,000 shares of Class A Common Stock held by KFT Trust, Vinod Khosla as Trustee (“KFT”), (iv) 722,972 shares of Class B Common Stock held by VK Services, LLC (“VK Services”), (v) 7,335,174 shares of Class A Common Stock issuable upon the conversion of notes held by KV III, (vi) 24,016,926 shares of Class A Common Stock issuable upon the exercise of warrants and the conversion of notes held by KFT, (vii) 69,479 Restricted Stock Units held by Mr. Kaul, over which entities affiliated with Khosla Ventures have been granted voting and investment power, and (viii) 2,607,542 shares of Class B Common Stock held by certain current and former employees of Khosla Ventures (“KV Affiliates”), including 1,912,020 shares held by Samir Kaul (a member of the Company’s board of directors), over which entities affiliated with Khosla Ventures have been granted voting and investment power. Khosla Ventures Associates II, LLC (“KVA II”) is the general partner of KV II and Khosla Ventures Associates III, LLC (“KVA III”) is the general partner of KV III. VK Services is the sole manager of each of KVA II and KVA III, and Vinod Khosla is the managing member of VK Services and a trustee of KFT. Mr. Khosla, VK Services, KVA II and KVA III may be deemed to have indirect beneficial ownership of the shares held by KV II, KV Affiliates and KV III, as applicable. Mr. Khosla, VK Services and KVA II disclaim beneficial ownership of the shares held by KV II and KV Affiliates, except to the extent of their respective pecuniary interests therein. Mr. Khosla, VK Services and KVA III disclaim beneficial ownership of the shares held by KV III, except to the extent of their respective pecuniary interests therein. Mr. Kaul is a member of each of KVA II and KVA III, the general partners of KV II and KV III, respectively, and is one of the KV Affiliates. Mr. Kaul disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(4)	Includes (A) 2,795,395 shares of Class A common stock and an exercisable warrant to purchase 1,907,490 shares of Class A common stock issued in connection with our Loan and Security Agreement held by 1538731 Alberta Ltd. and (B) 4,991,221 shares of Class A common stock and an exercisable warrant to purchase 3,405,819 shares of Class A common stock issued in connection with our Loan and Security Agreement held by 1538716 Alberta Ltd. AIMCo disclaims beneficial ownership of the shares reported herein in which AIMCo has no actual pecuniary interest.
(5)	Includes (A) 3,236,106 shares of Class A common stock and (B) 15,209,357 shares of Class A common stock that Gates Ventures LLC has the right to acquire upon exercise of an option it received pursuant to a Class A Common Stock Purchase Agreement it entered into with us on October 18, 2013. The information presented herein is as reported in, and based solely upon, a Schedule 13D filed with the SEC on April 2, 2014.
(6)	The information presented herein is as reported in, and based solely upon, a Schedule 13G/A filed with the SEC on February 14, 2014.
(7)	160,695 shares beneficially owned includes the following shares that are subject to options that were exercisable on, or become exercisable within 60 days of, April 1, 2014.

Name of Beneficial Owner	Shares Subject to Options Exercisable within 60 days of April 1, 2014
Fred Cannon	24,384
John Kasbaum	9,333
William Roach	11,543
Gary L. Whitlock	115,435
Total	160,695

(8)	In connection with Mr. Karnes’ resignation on December 3, 2013, the Company accelerated the vesting of an option he had previously been granted to permit Mr. Karnes to purchase an aggregate of up to 623,333 shares of our Class A Common Stock. This option will be automatically exercised on the date that is six months and one day after the termination date, or, if earlier, 60 days following the Mr. Karnes’ death.
(9)	Mr. O’Connor was appointed to our Board of Directors in March 2014.
(10)	Consists of (i) 69,479 Restricted Stock Units held by Mr. Kaul, and (ii) 1,912,020 shares of Class B Common Stock held by Mr. Kaul personally and through family trusts. Mr. Kaul is a member of certain entities affiliated with Khosla Ventures. Entities affiliated with Khosla Ventures have been granted voting and investment power over all of the securities held by Mr. Kaul. Mr. Kaul has no voting or investment power with respect to the shares of Class A Common Stock beneficially owned by the entities and individuals affiliated with Khosla Ventures, and Mr. Kaul disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address for Mr. Kaul is 2128 Sand Hill Road, Menlo Park, CA 94025.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since January 1, 2013, we have entered into the following transactions and contractual arrangements with our officers, directors and principal stockholders. Prior to our initial public offering, we did not have formal policies and procedures regarding the review and approval of related person transactions, however, all transactions outside of the ordinary course of business between us and any of our officers, directors and principal stockholders were approved by our Board of Directors. In connection with our initial public offering, our Board of Directors adopted a written policy that requires our audit committee to review on an annual basis all transactions with related persons, or in which a related person has a direct or indirect interest, and to determine whether to ratify or approve the transaction after consideration of the related person’s interest in the transaction and other material facts. We believe that the terms of the arrangements and agreements below are at least as favorable as they would have been had we contracted with an unrelated third person.

Loan and Security Agreement

Overview of the Loan and Security Agreement

On January 26, 2012, we entered into a Loan and Security Agreement with 1538731 Alberta Ltd. as agent and lender, and 1538716 Alberta Ltd., as lender, which we refer to collectively as the Alberta Lenders, and KFT Trust, Vinod Khosla, Trustee, or KFT Trust, who we refer to, collectively with the Alberta Lenders, as the Lenders. Pursuant to the Loan and Security Agreement, the Alberta Lenders made a term loan to us in the principal amount of $50 million and KFT Trust made a term loan to us in the principal amount $25 million, for a total of $75 million in principal amount, which we refer to as the Loan Advance and which convert as described below. At closing, we paid the Lenders a facility charge of $750,000.

In March 2013, we entered into Amendment No. 1 to our Loan and Security Agreement which, among other things, (i) increased the amount available under the facility by $50 million, which we borrowed in full in 2013 and which was subsequently converted (along with accrued interest) into notes issued under our October 2013 Note Purchase Agreement described below, (ii) replaced the requirement to make installment payments of principal with a single balloon payment at maturity and (iii) allowed us to elect payment of paid-in-kind interest throughout the term of the loan.

In connection with the amendment described above, we paid the Alberta Lenders $100,000 for costs and expenses and agreed to issue certain warrants as described below.

In October 2013, we entered into Amendment No. 2 to the Loan and Security Agreement to modify the terms pursuant to which the obligations under the Loan and Security Agreement will convert to high yield debt and equity, as applicable, to require the conversion upon a project financing event of $400 million, including the issuance of equity and high yield debt on certain terms and conditions.

In March 2014, we entered into Amendment No. 3 to the Loan and Security Agreement to clarify that the secured obligations under the Loan and Security Agreement are subordinate to the Company’s obligations under the 2013 Notes (as defined below) and the 2014 Notes (as defined below).

We refer to the agreement, as amended, as the Loan and Security Agreement.

The Loan Advance bears interest from the funding date at 16.00% per annum, which we refer to as the Loan Interest Rate. We agreed to pay interest on the Loan Advance in arrears on the first day of each month, beginning March 1, 2012. We may elect payment of paid-in-kind interest, instead of cash interest, during the term of the loan. If we elect payment of paid-in-kind interest, we will issue Subsequent PIK Warrants (as defined below) that cover interest due over the following 12 months and the interest is added to the principal balance of the loan.

The Loan Advance is payable in full at its stated maturity date of February 1, 2016. At our option, we may prepay the Loan Advance, in whole or in part (including all accrued and unpaid interest) at any time, subject to a prepayment premium if we prepay the Loan Advance prior to four years from the date of the loan. The prepayment premium is equal to 4% until the first anniversary of the date of the Loan and Security Agreement, and decreases by 1% on each subsequent anniversary.

We also agreed to pay the Lenders an end of term charge equal to 9% of the aggregate amount of all advances made plus all interest paid-in-kind (instead of cash interest) upon the earlier to occur of the maturity of the Loan Advance, prepayment in full of the Loan Advance, or when the Loan Advance becomes due and payable upon acceleration. We are amortizing the end of charge term to interest expense and increasing the liability for the end of term charge over the life of the loan. We had amortized approximately $5.0 million as of December 31, 2013, which is included in the principal balance of the loan.

Our obligations under the Loan and Security Agreement may be accelerated upon the occurrence of an event of default under the Loan and Security Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, defaults relating to judgments, cross-defaults, and a change of control default. The Loan and Security Agreement also provides for indemnification of 1538731 Alberta Ltd. as agent and the Lenders.

We granted the Lenders a security interest in all or substantially all of our tangible and intangible property, including intellectual property, now owned or hereafter acquired, subject to certain exclusions.

Warrants Issuable under the Loan and Security Agreement

In connection with our initial entrance into the Loan and Security Agreement, we issued the Lenders warrants, each of which we refer to as an Initial Warrant, to purchase an aggregate of 1,161,790 shares of our Class A common stock, subject to certain anti-dilution adjustments, at an exercise price of $11.62 per share, which was the consolidated closing bid price for our Class A common stock on January 25, 2012. The Initial Warrants were issued as partial consideration for the Lenders’ entry into the Loan and Security Agreement and will expire 7 years from the date of the grant. Each Initial Warrant may be exercised by payment of the exercise price in cash or on a net issuance basis.

In partial consideration for the amendment to our Loan and Security Agreement in March 2013, we issued the Lenders warrants to purchase an aggregate of 619,867 shares of our Class A common stock for an exercise price per share of $5.71, which we refer to as an ATM Warrant. In addition, on the first day of each subsequent 12 month period, we have agreed to grant to the Lenders additional shares under their respective ATM Warrants equal to (i) 3.75% of the average principal balance of the Loan Advance as of the last calendar day of each of the 12 months for such 12 month period payable to such Lender as of the last calendar day of each 12 month period, divided by (ii) 100% of the volume-weighted average closing market price per share of our Class A Common Stock over the 20 consecutive trading days ending on, but excluding, the day of grant, which we refer to as the Average Market Price. The ATM Warrants expire on August 3, 2020. As we borrowed additional amounts under the Loan and Security Agreement and the principal balance increased, we issued additional shares under our ATM Warrants. In connection with the additional $50 million borrowed from KFT Trust, we issued to KFT Trust an ATM Warrant to purchase 480,123 shares of our Class A Common Stock at exercise prices ranging from $3.10 per share to $5.06 per share. The ATM Warrants issued to KFT Trust will not be exercisable until the ATM Warrant issuances have been approved by our stockholders. Khosla Ventures controls a majority of the voting power of our outstanding common stock and would therefore also control any such approval vote. In addition, on March 18, 2014, we issued the Lenders ATM Warrants to purchase an aggregate of 2,342,471 shares of our Class A Common Stock at an exercise price of $1.37 per share.

In connection with each subsequent Loan Advance from KFT Trust, we issued KFT Trust warrants, each of which we refer to as a Subsequent Drawdown Warrant, to purchase shares of our Class A common stock. The number of shares of our Class A common stock underlying the Subsequent Drawdown Warrant (assuming no net issuance) is an amount equal to 18% of the amount of the subsequent Loan Advances from KFT Trust divided by the Average Market Price. The Subsequent Drawdown Warrants expire on August 3, 2020. In connection with the additional $50 million borrowed from KFT Trust, we issued to KFT Trust a Subsequent Drawdown Warrant to purchase 2,139,997 shares of our Class A Common Stock at exercise prices ranging from $3.10 per share to $5.06 per share. The Subsequent Drawdown Warrants issued to KFT Trust will not be exercisable until the Subsequent Drawdown Warrant issuances have been approved by our stockholders.

In addition, we must issue each Lender one or more additional warrants to purchase shares of our Class A common stock if we elect payment of paid-in-kind interest on the outstanding principal balance of the Loan Advance for any month, which we collectively refer to as the PIK Warrants. Any PIK Warrants issued prior to the amendment of our Loan and Security Agreement are referred to as Initial PIK Warrants. Any PIK Warrants issued subsequent to the amendment of our Loan and Security Agreement are referred to as the Subsequent PIK Warrants.

The Initial PIK Warrants were issued as partial consideration for the Lenders’ entry into the Loan and Security Agreement and will expire August 3, 2020. We elected payment of paid-in-kind interest at the first of each month from March 2012 through February 2013, which required us to issue warrants to purchase an aggregate of 334,862 shares of our Class A common stock at exercise prices ranging from $11.62 to $13.15 per share to the Lenders through February 2013.

The number of shares of our Class A common stock underlying the Subsequent PIK Warrants (assuming no net issuance) is an amount equal to 18% of the amount of interest paid-in-kind payable over the following 12 months divided by the Average Market Price. The Subsequent PIK Warrants expire on August 3, 2020. We elected to pay-in-kind interest over the 12 months following April 1, 2013 and April 1, 2014. As such, in connection with closing Amendment No. 1, we issued the Lenders Subsequent PIK Warrants to purchase an aggregate of 478,626 shares of our Class A common stock for an exercise price per share of $5.71 and on April 1, 2014 we issued to the Lenders Subsequent PIK Warrants to purchase an aggregate of 2,342,471 shares of our Class A common stock for an exercise price per share of $1.37. In connection with the additional $50 million borrowed from KFT Trust, we issued to KFT Trust a Subsequent PIK Warrant to purchase 377,238 shares of our Class A Common Stock at exercise prices ranging from $3.10 per share to $5.06 per share. The Subsequent PIK Warrants issued to KFT Trust will not be exercisable until the Subsequent PIK Warrant issuances have been approved by our stockholders.

The number of shares for which each PIK Warrant, Subsequent Drawdown Warrant and ATM Warrant is exercisable and the associated exercise price is subject to certain anti-dilution adjustments. Each PIK Warrant, Subsequent Drawdown Warrant and ATM Warrant may be exercised by payment of the exercise price in cash or on a net issuance basis.

The Subsequent PIK Warrants, the Subsequent Drawdown Warrants and the ATM Warrants provide that if a registration statement is not declared effective on or prior to January 21, 2015, we will pay to the warrantholder liquidated damages.

We and the Lenders have agreed that without our first obtaining the approval from our stockholders, which vote is controlled by Khosla Ventures, we will not have any obligation to issue, and will not issue, any warrants under the Loan and Security Agreement (including without limitation the ATM Warrants, the Subsequent Drawdown Warrants and the Subsequent PIK Warrants) to the extent that their issuance, when aggregated, would obligate us to issue more than 19.99% of our outstanding Class A common stock (or securities convertible into such Class A common stock), or the outstanding voting power, as calculated immediately prior to the execution of the amendment (subject to appropriate adjustments for any stock splits, stock dividends, stock combinations or similar transactions), in each case at a price less than the greater of the book or market value of our Class A common stock.

As of May 1, 2014, the aggregate principal amount outstanding under our Loan and Security Agreement was $106,164,950. We paid $1,082,437 in interest between January 1, 2013 and May 1, 2014. We did not repay any principal on this outstanding debt between January 1, 2013 and May 1, 2014.

Vinod Khosla is the Trustee of KFT Trust and certain shares of our Class A common stock are held by entities affiliated with Mr. Khosla. Therefore, Mr. Khosla may be deemed to have indirect beneficial ownership of such shares. In addition, Samir Kaul, one of our directors, is a member of some affiliated entities that are our stockholders.

Alberta Investment Management Corp., or AIMCo, whose sole shareholder is the Province of Alberta, Canada, is an institutional investment fund manager whose clients include certain pension, endowment and government funds in the Province of Alberta. Certain clients of AIMCo own the Alberta Lenders. AIMCo and its affiliates collectively hold a significant amount of the Company’s Class A common stock.

October 2013 Note Purchase Agreement

On October 18, 2013, we entered into a Senior Secured Convertible Promissory Note Purchase Agreement, which we refer to as the October 2013 Note Purchase Agreement, with Khosla Ventures III, LP, or KV III, KFT Trust and VNK Management, LLC, or VNK, which we refer to collectively as the Purchasers, and KV III as agent for the Purchasers. The October 2013 Note Purchase Agreement was amended on October 20, 2013 and on March 31, 2014 and the October 2013 Note Purchase Agreement, as amended, is described below.

The October 2013 Note Purchase Agreement contemplates two tranches of financing. The first tranche consisted of the issuance of $42.5 million of notes, or the 2013 Notes, in exchange for a like amount of cash and approximately $53.2 million of 2013 Notes in exchange for a like amount of existing indebtedness outstanding under our Loan and Security Agreement. The second tranche consists of the sale of up to $7.5 million of shares of our Class A Common Stock and the sale of shares of our Class A Common Stock in exchange for a like amount of existing indebtedness equal to $25 million in principal amount, plus accrued interest and applicable fees outstanding under the Loan and Security Agreement prior to March 17, 2013.

In the first tranche, which closed on October 21, 2013, KV III and VNK purchased 2013 Notes in an aggregate amount of $42.5 million, resulting in gross proceeds of $42.5 million and KFT Trust purchased 2013 Notes in an aggregate amount of approximately $53.2 million pursuant to the conversion of outstanding indebtedness owed to KFT Trust for loans received from KFT Trust from and after March 17, 2013 under the Company’s Loan and Security Agreement.

The 2013 Notes bear no interest and are convertible into shares of Class A Common Stock at the conversion price, which was $2.897 per share at the time the first tranche closed and which we refer to as the Conversion Price. The Conversion Price may be decreased in the event of certain subsequent issuances, or Dilutive Issuances, by us below the Conversion Price of the 2013 Notes between the date of the first tranche closing and the earlier of (i) October 21, 2014 and (ii) the conversion of the 2013 Notes. If we consummate a Financing Event (as defined below) after the one year anniversary of the first tranche closing, the 2013 Notes will automatically convert simultaneous with the closing of the Financing Event. Upon the occurrence of any of the foregoing events, the principal amount of the 2013 Notes (which, for clarification, will include any interest previously paid in kind) will automatically be converted into shares of our Class A Common Stock at the then effective Conversion Price.

The second tranche will occur subsequent to the receipt by us of aggregate net cash proceeds of at least $400 million, which we refer to as the Project Financing Amount. The raising of the Project Financing Amount is referred to as the Financing Event. The closing of the second tranche is subject to other standard conditions. In the second tranche, KV III and VNK will purchase shares under the Note Purchase Agreement, or NPA Shares, in an aggregate amount of up to $7.5 million and KFT Trust will purchase NPA Shares pursuant to the conversion of the amount of the indebtedness (equal to $25 million in principal amount, plus accrued interest and applicable fees) owed to KFT Trust under the Loan and Security Agreement for loans received from KFT Trust prior to March 17, 2013 under such agreement. NPA Shares will be purchased for a price equal to the Conversion Price.

In addition, we have a put option that we can exercise upon a Financing Event. At any point beginning 365 days following the consummation of the Financing Event until two year anniversary of the consummation of the Financing Event, or the Two Year Date, we may, at our sole election, sell shares to KFT Trust in an aggregate amount of up to $35 million. Such shares will be purchased for a price equal to the Conversion Price. The put option is subject to adjustment, as set forth below, although in no event will the put option be for more than $35 million in NPA Shares. The closing of the put option is subject to standard conditions.

In the event we consummate sales of additional 2013 Notes (or substantially similar indebtedness) or our equity securities resulting in aggregate proceeds to us of $100 million or more before the put option is exercised, the put option will terminate. If we consummate sales of additional 2013 Notes (or substantially similar indebtedness) or our equity securities resulting in aggregate proceeds to us of less than $100 million before the put option is exercised, KFT Trust will purchase a number of shares equal to the difference, which we refer to as the New Commitment, between $100 million and the funds actually raised, which we refer to as the Raised Amount, which Raised Amount shall include the aggregate value of the 2013 Notes and NPA Shares (other than the 2013 Notes and NPA Shares purchased by KFT Trust) and the Gates Shares (as defined below). The New Commitment will be in lieu of the commitment to purchase $35.0 million of NPA Shares as a part of the put option as described above.

In addition, KFT Trust, or its assignee, has an option it can exercise prior to the earlier of (i) the Two Year Date and (ii) February 1, 2020 to purchase the NPA Shares it would otherwise purchase in the second tranche or as a part of the put option so long as the Purchaser beneficially owns at least 20% of the shares of Class A Common Stock issued or issuable upon conversion of the 2013 Notes purchased by such Purchaser.

In connection with the October 2013 Note Purchase Agreement, we must also comply with certain affirmative covenants, such as furnishing financial statements to the Purchasers, and negative covenants, including a limitation on (i) repurchases or redemptions of our stock, subject to certain exceptions, (ii) the incurrence of capital expenditures in excess of $50 million prior to receipt by us of the Project Financing Amount and (iii) the incurrence of debt and the making of investments other than those permitted by the October 2013 Note Purchase Agreement. Furthermore, the Purchasers have a right of first offer for the offer or sale by us of any new securities, provided that such Purchaser beneficially owns 10% or more of the NPA Shares issued to the Purchaser under the October 2013 Note Purchase Agreement at the time of such offer or sale.

Our obligations under the October 2013 Note Purchase Agreement may be accelerated upon the occurrence of an event of default under the October 2013 Note Purchase Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, defaults relating to judgments and cross-defaults.

The shares of Class A Common Stock issuable upon conversion of the 2013 Notes cannot be transferred for 6 months following the closing of the first tranche, subject to exceptions for transfers to permitted transferees specified in the October 2013 Note Purchase Agreement. Any permitted transferees must agree to be bound by the terms and conditions of the October 2013 Note Purchase Agreement, including with respect to the limitations on transfer of the securities such permitted transferee receives. The 2013 Notes cannot be transferred except in the event of a change in control or to a permitted transferee.

As of May 1, 2014, the aggregate principal amount outstanding under our October 2013 Note Purchase Agreement was $95,697,308. We did not pay any interest or repay any principal on this outstanding debt between January 1, 2013 and May 1, 2014.

Khosla Ventures is one of our significant stockholders. Vinod Khosla is the managing member of VK Services, LLC which is the manager of Khosla Ventures Associates II, LP, or KVA II, and Khosla Ventures Associates III, LP, or KVA III. KVA II and KVA III are the general partners of Khosla Ventures II, LP and KV III, respectively, who are stockholders of the Company. Certain shares of Class A common stock of the Company are held by an entity affiliated with Mr. Khosla, and Mr. Khosla may be deemed to have indirect beneficial ownership of such shares. As a result, each of Khosla Ventures, KV III and Mr. Khosla may be deemed to possess voting and investment control over (and indirect beneficial ownership of) approximately 64% of the outstanding shares of Class A common stock of the Company. Samir Kaul, a director of the Company, is also a member of KVA II and KVA III.

We also entered into a registration rights agreement with the Purchasers, pursuant to which we agreed to register with the securities and exchange commission shares issuable under the October 2013 Note Purchase Agreement.

Gates Stock Purchase Agreement

On October 18, 2013, we entered into the Stock Purchase Agreement with Gates Ventures, LLC, or Gates, to purchase shares of our Class A common stock, or the Gates Shares, which we refer to as the Stock Purchase Agreement.

The Stock Purchase Agreement contemplates the purchase of Gates Shares from us in two tranches. In the first tranche, which closed on October 21, 2013, Gates purchased Gates Shares worth $7.5 million at a price per share equal to $2.3176, which is the average daily volume weighted average price of our Class A Common Stock for the 20 trading days ending on October 17, 2013.

The second tranche will close if, during the period beginning on October 18, 2013 and ending on July 1, 2014, we receive the Project Financing Amount (which amount will include binding commitments to invest sums in the future, provided that (i) such commitments are not subject to any conditions in the control of the committing party and (ii) such commitments are not in excess of $35 million). We do not expect to satisfy the necessary contingencies by the commitment’s June 30, 2014 expiration date in order to receive that financing.

In connection with the Stock Purchase Agreement, we must also comply with certain covenants, such as furnishing financial statements to Gates. Furthermore, Gates has a right of first offer for the offer or sale by us of any new securities, provided that Gates beneficially owns 10% or more of the sum of (i) the Gates Shares purchased in the first tranche closing and (ii) the Gates Shares to be purchased in the second tranche closing at the time of such offer or sale.

The Gates Shares cannot be transferred, subject to exceptions for transfers to permitted transferees specified in the Stock Purchase Agreement, until the earlier of (i) six months following the closing of the first tranche and (ii) any date on which any of KV III, KFT Trust, VNK or any of their respective affiliates sells, transfers, assigns or hypothecates any equity or debt securities of ours to any non-Affiliate. Any permitted transferees must agree to be bound by the terms and conditions of the Stock Purchase Agreement, including with respect to the limitations on transfer of the securities such permitted transferee receives.

We also entered into a registration rights agreement with Gates, pursuant to which we agreed to register with the securities and exchange commission shares issuable under the Stock Purchase Agreement.

As a result of this transaction, Gates became a holder of over 5% of our outstanding Class A common stock.

Commitment Letters

On September 25, 2013, we received an Investment Commitment letter from each of KV III and Vinod Khosla, pursuant to which KV III and Vinod Khosla each committed to invest in us cash in an amount of up to $25,000,000 in immediately available funds for an aggregate investment of up to $50,000,000, which we refer to as the 2013 Commitment. The 2013 Commitment was to support (i) our plan to pursue an expanded build out strategy at our Columbus based facility and (ii) our liquidity needs. The 2013 Commitment was satisfied by KV III and VNK’s investments under the October 2013 Note Purchase Agreement described above.

On March 16, 2014, we received an Investment Commitment letter from Vinod Khosla, pursuant to which Mr. Khosla committed to invest in us cash in an amount of up to $25,000,000 in available funds (either through personal funds, using funds held by a trust or entity he controls or to another assignee), which we refer to as the 2014 Commitment. The 2014 Commitment is to support our (i) liquidity needs and (ii) research and development efforts.

The Commitment is contemplated to be funded in a number of monthly borrowings of no more than $5,000,000 per month and will be conditioned on the achievement of certain performance milestones to be mutually agreed between Mr. Khosla and us. On March 31, 2014, we and KFT Trust entered into a 2014 Note Purchase Agreement (as described below), which satisfied the 2014 Commitment.

The basis on which we are related to Vinod Khosla and KV III is described in detail above.

2014 Note Purchase Agreement

On March 31, 2014, we entered into a Senior Secured Promissory Note and Warrant Purchase Agreement, or the 2014 Note Purchase Agreement, with KFT Trust, or the 2014 Note Purchaser, and KFT Trust in its capacity as agent for the 2014 Note Purchaser. The basis on which we are related to KFT Trust is described in detail above.

The 2014 Note Purchase Agreement contemplates multiple tranches of financing of up to $25 million. The first tranche, which closed on April 3, 2014, consisted of the purchase by KFT Trust of $5.0 million of Senior Secured Mandatorily Convertible Notes, or the 2014 Notes, in exchange for a like amount of cash. The remaining tranches consist of the sale of additional 2014 Notes, or the Additional 2014 Notes, to the 2014 Note Purchaser in principal amounts to be mutually agreed between the 2014 Note Purchaser and us for a like amount of cash at the beginning of each full month following the first tranche closing, provided that in each preceding month we satisfactorily achieve each of the milestones set forth in Annex A to the 2014 Note Purchase Agreement. KFT Trust, or, if additional 2014 Note Purchasers become party to the 2014 Note Purchase Agreement in the future, the 2014 Note Purchasers holding a majority of the principal amount of all then-outstanding 2014 Notes, or the Required Purchasers, will determine in their sole discretion whether applicable milestones have been satisfied. The aggregate amount of Additional 2014 Notes that may be sold under the 2014 Note Purchase Agreement may not exceed $20 million.

The closing of the additional tranches is subject to standard conditions, including notification pursuant to the Hart-Scott-Rodino Act that any applicable waiting period has expired, receipt of any necessary approvals by governmental authorities and the satisfaction of applicable milestones.

In addition, at each closing, we will issue to each 2014 Note Purchaser a warrant, which we refer to as a 2014 Warrant, which 2014 Warrant shall be exercisable for a number of shares of Class A Common Stock equal to a fraction (i) whose numerator is 10% of the principal amount of the 2014 Note issued to such 2014 Note Purchaser at such closing, and (ii) whose denominator is $0.573. The amount of shares of Class A Common Stock for which a 2014 Warrant is exercisable assumes it is not being exercised on a net issuance basis.

In connection with the initial closing, we issued to KFT Trust a 2014 Warrant to purchase an aggregate of 872,600 shares of our Class A common stock at an exercise price of $0.573 per share, which was the consolidated closing bid price for our Class A common stock on March 31, 2014. The 2014 Warrant was issued as partial consideration for KFT Trust’s entry into the 2014 Note Purchase Agreement and will expire 7 years from the date of grant. Each 2014 Warrant may be exercised by payment of the exercise price in cash or on a net issuance basis.

The 2014 Notes have a maturity date that may be elected by the Required Purchasers at any time after July 1, 2014, provided that the Required Purchasers provide us with at least 10 days advance written notice of such date and provided further that if the Required Purchasers have not provided such notice prior to March 31, 2017, then the Maturity Date shall be April 2, 2017. The 2014 Notes accrue interest at a rate of 8% per annum. We will pay interest on the principal amount of the Note on the first day of each full calendar month, beginning on July 1, 2014, provided that such interest may be paid in kind at our election by adding the interest then due to the unpaid principal amount of the Note. The 2014 Notes are secured by liens on fixtures, personal property and other assets of ours specified in the 2014 Note Purchase Agreement. The 2014 Notes cannot be transferred except in the event of a change in control or to a permitted transferee.

In connection with the 2014 Note Purchase Agreement, we must also comply with certain affirmative covenants, such as furnishing financial statements to the 2014 Note Purchasers, and negative covenants, including a limitation on (i) repurchases or redemptions of our stock, subject to certain exceptions and (ii) the incurrence of debt and the making of investments other than those permitted by the 2014 Note Purchase Agreement.

Our obligations under the 2014 Note Purchase Agreement may be accelerated upon the occurrence of an event of default under the 2014 Note Purchase Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, defaults relating to judgments, cross-defaults and the occurrence of any material adverse effects, as defined under the 2014 Note Purchase Agreement.

As of May 1, 2014, the aggregate principal amount outstanding under our 2014 Note Purchase Agreement was $5,000,000.

Stockholder Agreements

Prior to our initial public offering, we entered into an investors’ rights agreement with holders of our then-convertible preferred stock and certain holders of common stock and warrants to purchase our then-convertible preferred stock, including entities with which certain of our directors are affiliated. The investors’ rights agreement grants certain registration rights.

PROPOSAL 2

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution on the compensation of our named executive officers at the 2014 Annual Meeting of Stockholders. This item, commonly referred to as a “say-on-pay” vote, provides you, as a stockholder, the opportunity to express your views regarding the compensation of our named executive officers as disclosed in this proxy statement.

We encourage you to review the discussion and information presented in “Compensation Discussion and Analysis” and “Executive Compensation,” including the compensation tables and the other narrative discussion in this proxy statement, in considering how to cast your vote.

We believe our success depends, among other things, on our ability to:

•	attract and retain a management team with the combined experience, knowledge and skills necessary to commercialize our cellulosic gasoline and diesel;

•	incentivize our management team to achieve our strategic objectives; and

•	create long-term stockholder value by aligning the financial interests of our management team with those of our stockholders.

Since our inception in 2007, our compensation philosophy has been directed at achieving these objectives and rewarding the creation of long-term stockholder value while prudently managing our capital resources and expenses as a development stage, pre-revenue company.

The Board of Directors is asking stockholders to approve the following non-binding, advisory resolution at the annual meeting:

“RESOLVED, that the stockholders of KiOR, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other narrative discussion in the proxy statement for the 2014 Annual Meeting of Stockholders of the Company.”

As an advisory resolution, our stockholders’ vote on this proposal is not binding on the Board of Directors or us. The Board of Directors could, if it concluded it was in our best interests to do so, choose not to follow or address the outcome of the advisory resolution. Decisions regarding the compensation and benefits of our named executive officers remain with our Board of Directors and the compensation committee. However, we expect that our compensation committee will review the voting results on this proposal and give consideration to the outcome when making future decisions regarding compensation of our named executive officers.

Approval of the proposal, on a non-binding advisory basis, requires the affirmative vote of holders of at least a majority of the votes cast at the annual meeting in person or by proxy. Broker non-votes will not count as votes cast with respect to this proposal. Abstentions will have no effect on the outcome of this proposal.

Board Recommendation

The Board of Directors recommends a vote “FOR” the approval of the advisory resolution on executive compensation.

AUDIT COMMITTEE REPORT

The audit committee’s purpose is to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements; the qualifications, independence and performance of the Company’s independent auditors; the performance of the Company’s internal audit function; compliance by the Company with legal and regulatory requirements; the system of disclosure controls and the system of internal controls regarding finance, accounting, information technology, legal compliance, and ethics that management and the Board have established; and the Company’s system of enterprise risk management. The Board of Directors, in its business judgment, has determined that the members of the audit committee are “independent,” as required by applicable standards of The Nasdaq Global Select Market. The audit committee operates pursuant to a written charter adopted by our Board of Directors. A copy of the Audit Committee Charter is available on the Company’s website at www.kior.com.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board.

In connection with fulfilling its responsibilities under the Audit Committee Charter, the audit committee met with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, and discussed and reviewed the Company’s audited financial statements as of and for the year ended December 31, 2013. The audit committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees, as amended. The audit committee reviewed and discussed with PricewaterhouseCoopers LLP the auditor’s independence from the Company and its management. As part of that review, PricewaterhouseCoopers LLP provided the audit committee the written disclosures and letter required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence.

Based on the reports and discussions described in this report, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Audit Committee
Gary L. Whitlock, Chairman
D. Mark Leland
William Roach

The foregoing Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

PROPOSAL 3

APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The audit committee has appointed, and recommends the approval of the appointment of, PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2014. PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm since the fiscal year ended December 31, 2008. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Unless stockholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the persons named in the proxy at the annual meeting to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014. The affirmative vote of a majority of the votes cast at the annual meeting will be required for ratification. Abstentions will be counted as present for the purposes of determining if a quorum is present but will have no effect on the outcome of the proposal. Although the appointment of an independent registered public accounting firm is not required to be submitted to a vote of stockholders, the Board of Directors recommended that the appointment be submitted to our stockholders for approval. If our stockholders do not approve the appointment of PricewaterhouseCoopers LLP, the Board of Directors may consider the appointment of another independent registered public accounting firm.

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the fees billed to us by PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of the Company’s annual financial statements for the years ended December 31, 2013 and 2012, the review of the Company’s quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and 2012, June 30, 2013 and 2012 and September 30, 2013 and 2012.

	Year Ended December 31,
	2013	2012
Audit Fees	$592,000	$660,663
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$592,000	$660,663

Audit Fees — This category includes the aggregate fees billed or accrued for each of the last two fiscal years for professional services rendered by the independent auditors for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Annual Report on Form 10-K and Quarterly Reports filed with the SEC or services that are normally provided by the accountant in connection with other statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees — This category includes the aggregate fees billed in each of the last two fiscal years for services by the independent auditors that are reasonably related to the performance of the audits of the financial statements and are not reported above under “Audit Fees.”

Tax Fees — This category includes the aggregate fees billed in each of the last two years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice.

All Other Fees — This category includes the aggregate fees billed in each of the last two fiscal years for products and services by the independent auditors that are not reported under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

Audit Committee Pre-Approval Policy

The audit committee has adopted a policy that all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by our independent registered public accounting firm (subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the applicable rules and regulation of the SEC) will be subject to specific pre-approval of the audit committee. No non-audit services were performed by PricewaterhouseCoopers LLP pursuant to the de minimis exception in 2012 or 2013, and no services were provided other than in accordance with the pre-approval policies and procedures described above.

Board Recommendation

The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014.

PROPOSAL 4

APPROVAL OF ISSUANCE OF WARRANTS UNDER OUR LOAN AND SECURITY AGREEMENT

As discussed in further detail above in “Certain Relationships and Related Person Transactions – Loan and Security Agreement,” we have a term loan outstanding of $75 million in principal amount, which we refer to as the Loan Advance, from the Alberta Lenders and KFT Trust under our Loan and Security Agreement. We borrowed an additional $50 million under the Loan and Security Agreement from KFT Trust that was subsequently converted into senior secured convertible promissory notes as discussed in Proposal 4 below.

We are asking our stockholders to approve the warrants previously issued under the Loan and Security Agreement as well as any warrants issuable under the Loan and Security Agreement in the future and the issuance of shares of our Class A common stock upon exercise, as described below.

Warrants previously issued under our Loan and Security Agreement

In connection with our initial entrance into the Loan and Security Agreement, we issued the Lenders warrants, each of which we refer to as an Initial Warrant, to purchase an aggregate of 1,161,790 shares of our Class A common stock, subject to certain anti-dilution adjustments for recapitalizations, subdivisions, combinations and dividends, at an exercise price of $11.62 per share, which was the consolidated closing bid price for our Class A common stock on January 25, 2012. The Initial Warrants were issued as partial consideration for the Lenders’ entry into the Loan and Security Agreement and will expire 7 years from the date of the grant. Each Initial Warrant may be exercised by payment of the exercise price in cash or on a net issuance basis.

In partial consideration for the amendment to our Loan and Security Agreement in March 2013, we issued the Lenders warrants to purchase an aggregate of 619,867 shares of our Class A common stock for an exercise price per share of $5.71, which we refer to as an ATM Warrant. ATM Warrants expire on August 3, 2020. As we borrowed additional amounts under the Loan and Security Agreement and the principal balance increased, we issued additional ATM Warrants to purchase shares of our Class A common stock. In connection with the additional $50 million borrowed from KFT Trust (which was subsequently converted into senior secured convertible promissory notes as discussed in Proposal 4 below), we issued to KFT Trust an ATM Warrant to purchase an aggregate of 480,123 shares of our Class A common stock at exercise prices ranging from $3.10 per share to $5.06 per share. In addition, on March 18, 2014, we issued the Lenders ATM Warrants to purchase an aggregate of 2,342,471 shares of our Class A common stock at an exercise price of $1.37 per share in accordance with the terms of the Loan and Security Agreement. The ATM Warrants issued to KFT Trust will not be exercisable until the ATM Warrant issuances have been approved by our stockholders.

In connection with each subsequent Loan Advance from KFT Trust, we issued to KFT Trust warrants, each of which we refer to as a Subsequent Drawdown Warrant, to purchase shares of our Class A common stock. The Subsequent Drawdown Warrants expire on August 3, 2020. In connection with the additional $50 million borrowed from KFT Trust, we issued to KFT Trust Subsequent Drawdown Warrants to purchase an aggregate of 2,139,997 shares of our Class A common stock at exercise prices ranging from $3.10 per share to $5.06 per share in accordance with the terms of the Loan and Security Agreement. The Subsequent Drawdown Warrants issued to KFT Trust will not be exercisable until the Subsequent Drawdown Warrant issuances have been approved by our stockholders.

In addition, we issued each Lender one or more additional warrants to purchase shares of our Class A common stock when we elected to pay-in-kind interest on the outstanding principal balance of the Loan Advance for any month, which we collectively refer to as the PIK Warrants. Any PIK Warrants issued prior to Amendment No. 1 of our Loan and Security Agreement are referred to as Initial PIK Warrants. Any PIK Warrants issued subsequent to Amendment No. 1 of our Loan and Security Agreement are referred to as the Subsequent PIK Warrants.

The Initial PIK Warrants were issued as partial consideration for the Lenders’ entry into the Loan and Security Agreement and will expire August 3, 2020. We elected payment of paid-in-kind interest at the first of each month from March 2012 through February 2013, which required us to issue warrants to purchase an aggregate of 334,862 shares of our Class A common stock at exercise prices ranging from $11.62 to $13.15 per share to the Lenders through February 2013.

We elected to pay-in-kind interest over the 12 months following April 1, 2013 and April 1, 2014. As such, in connection with closing Amendment No. 1, we issued the Lenders Subsequent PIK Warrants to purchase an aggregate of 478,626 shares of our Class A common stock for an exercise price per share of $5.71 and on April 1, 2014 we issued to the Lenders Subsequent PIK Warrants to purchase an aggregate of 2,342,471 shares of our Class A common stock for an exercise price per share of $1.37. The Subsequent PIK Warrants expire on August 3, 2020. In connection with the additional $50 million borrowed from KFT Trust, we issued to KFT Trust a Subsequent PIK Warrant to purchase an aggregate of 377,238 shares of our Class A common stock at exercise prices ranging from $3.10 per share to $5.06 per share in accordance with the terms of the Loan and Security Agreement. The Subsequent PIK Warrants issued to KFT Trust will not be exercisable until the Subsequent PIK Warrant issuances have been approved by our stockholders.

The number of shares for which each PIK Warrant, Subsequent Drawdown Warrant and ATM Warrant is exercisable and the associated exercise price are subject to certain anti-dilution adjustments for recapitalizations, subdivisions, combinations and dividends. Each PIK Warrant, Subsequent Drawdown Warrant and ATM Warrant may be exercised by payment of the exercise price in cash or on a net issuance basis.

The Subsequent PIK Warrants, the Subsequent Drawdown Warrants and the ATM Warrants provide that if a registration statement is not declared effective on or prior to January 21, 2015, we will pay to the warrantholders liquidated damages.

The table below reflects warrants previously issued in connection with the Loan and Security Agreement through April 1, 2014.

Warrant Holder	Type of Warrant	Shares underlying warrants issued as of December 31, 2013	Shares underlying warrants issued during the period ended March 31, 2014	Shares underlying warrants exercised during the period ended March 31, 2014	Shares underlying warrants outstanding at March 31, 2014
1538731 Alberta Ltd.	ATM	148,355	725,756	—	874,111
	PIK	194,693	560,631	—	755,324
	Other (1)	278,055	—	—	278,055
1538716 Alberta Ltd.	ATM	264,890	1,295,848	—	1,560,738
	PIK	347,633	1,001,016	—	1,348,649
	Other (1)	496,472	—	—	496,472
KFT Trust, Vinod Khosla, Trustee	ATM	686,745	1,010,802	—	1,697,547
	PIK	648,400	780,824	—	1,429,224
	Subsequent Drawdown Warrant	2,139,997	—	—	2,139,997
	Other (1)	387,263	—	—	387,263

(1)	Other warrants consist of the initial warrants issued in connection with the Company’s entrance into the Loan and Security Agreement.

Warrants issuable in the future under our Loan and Security Agreement

On the first day of each subsequent 12 month period from March 17, 2014, we have agreed to grant to the Lenders additional shares under their respective ATM Warrants equal to (i) 3.75% of the average principal balance of the Loan Advance as of the last calendar day of each of the 12 months for such 12 month period payable to such Lender as of the last calendar day of each 12 month period, divided by (ii) 100% of the volume-weighted average closing market price per share of our Class A common stock over the 20 consecutive trading days ending on, but excluding, the day of grant, which we refer to as the Average Market Price.

In addition, if we elect to pay-in-kind interest on the outstanding principal balance of the Loan Advance for 12 month periods following April 1, 2015, we must issue to the Lenders Subsequent PIK Warrants. The number of shares of our Class A common stock underlying the Subsequent PIK Warrants (assuming no net issuance) is an amount equal to 18% of the amount of interest paid-in-kind payable over the following 12 months divided by the Average Market Price.

Reason for this proposal

Our Class A common stock is listed on The Nasdaq Global Select Market. As such, we are required to obtain stockholder approval prior to the issuance of securities when the issuance or potential issuance would result in a “change of control” as defined by applicable NASDAQ Rule 5635(b). NASDAQ generally characterizes a transaction whereby an investor or group of investors acquires, or obtains the right to acquire, 20% or more of the voting power of an issuer on a post-transaction basis as a “change of control” for purposes of Rule 5635(b).

We are also required to obtain stockholder approval prior to the sale of securities at a discount to market value to a director under NASDAQ Rule 5635(c). While the Loan and Security Agreement does not involve the sale of securities directly to one of our directors, it does involve the sale of securities to KFT Trust, which is affiliated with one of our significant stockholders, Khosla Ventures. Samir Kaul, one of our directors, is a member of certain funds affiliated with Khosla Ventures. If Mr. Kaul were deemed to have a beneficial interest in any of the shares purchased by KFT Trust, NASDAQ could take the position that Rule 5635(c) applies to this transaction. Mr. Kaul has no voting or investment power with respect the shares of our common stock beneficially owned by Khosla Ventures and he disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

We are also required to obtain stockholder approval prior to the sale, issuance or potential issuance by the Company of securities equal to 20% or more of the outstanding voting securities or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock for purposes of NASDAQ Rule 5635(d).

We and the Lenders have agreed that without our first obtaining the approval from our stockholders, which vote is controlled by Khosla Ventures, we will not have any obligation to issue, and will not issue, any warrants under the Loan and Security Agreement (including without limitation the ATM Warrants, the Subsequent Drawdown Warrants and the Subsequent PIK Warrants described above) to the extent that their issuance, when aggregated, would obligate us to issue more than 19.99% of our outstanding Class A common stock (or securities convertible into such Class A common stock), or the outstanding voting power, as calculated immediately prior to the execution of Amendment No. 1 to the Loan and Security Agreement (subject to appropriate adjustments for any stock splits, stock dividends, stock combinations or similar transactions), in each case at a price less than the greater of the book or market value of our Class A common stock, which we refer to as the NASDAQ Cap.

Required vote for approval

Assuming the existence of a quorum, this proposal will be approved if a majority of the total votes cast on this proposal vote in favor of it. As such, abstentions and broker non-votes will not affect the outcome of the vote. Khosla Ventures controls a majority of the voting power of our outstanding common stock and therefore controls approval of this proposal.

What happens if this proposal is approved?

The warrants issuable under the Loan and Security Agreement may be exercised for the Company’s Class A common stock. These shares have the same voting and other rights and privileges as the currently issued and outstanding shares of our Class A common stock, including the right to cast one vote per share on all matters and to participate in dividends when and to the extent declared and paid. Issuance of these shares therefore will not affect the rights of the holders of our outstanding Class A and Class B common stock, but will cause dilution to existing stockholders’ voting power and in the future earnings per share of their common stock.

What happens if this proposal is not approved?

If we do not receive stockholder approval for this proposal, we will not be able to issue warrants under the Loan and Security Agreement in excess of the NASDAQ Cap. This may prevent us from paying in kind interest under the Loan and Security agreement in the future, which will require us to pay interest in cash. If we are not able to pay interest owed to the Lenders in cash, we may default under our Loan and Security Agreement. In addition, without stockholder approval, warrants held by KFT Trust are not exercisable.

Board Recommendation

The Board of Directors recommends a vote “FOR” the approval of the warrants issued and issuable under our Loan and Security Agreement.

PROPOSAL 5

APPROVAL OF SENIOR SECURED CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

On October 18, 2013, we entered into a Senior Secured Convertible Promissory Note Purchase Agreement, which we refer to as the October 2013 Note Purchase Agreement, with Khosla Ventures III, LP, or KV III, KFT Trust and VNK Management, LLC, or VNK, which we refer to collectively as the Purchasers, and KV III as agent for the Purchasers.

We are asking our stockholders to approve the current notes and equity issuable in the future under our October 2013 Note Purchase Agreement. The October 2013 Note Purchase Agreement was amended on October 20, 2013 and on March 31, 2014 and the October 2013 Note Purchase Agreement, as amended, is described below.

The October 2013 Note Purchase Agreement contemplates two tranches of financing. The first tranche consisted of the issuance of $42.5 million of notes, or the 2013 Notes, in exchange for a like amount of cash and approximately $53.2 million of 2013 Notes in exchange for a like amount of existing indebtedness outstanding under our Loan and Security Agreement described above. The second tranche consists of the sale of up to $7.5 million of shares of our Class A common stock and the sale of shares of our Class A common stock in exchange for a like amount of existing indebtedness equal to $25 million in principal amount, plus accrued interest and applicable fees outstanding under the Loan and Security Agreement prior to March 17, 2013.

In the first tranche, which closed on October 21, 2013, KV III and VNK purchased 2013 Notes in an aggregate amount of $42.5 million, resulting in gross proceeds of $42.5 million, and KFT Trust purchased 2013 Notes in an aggregate amount of approximately $53.2 million pursuant to the conversion of outstanding indebtedness owed to KFT Trust for loans received from KFT Trust from and after March 17, 2013 under our Loan and Security Agreement.

The 2013 Notes bear no interest and are convertible into shares of Class A common stock at the conversion price, which was $2.897 per share at the time the first tranche closed and which we refer to as the Conversion Price. The Conversion Price may be decreased in the event of certain subsequent issuances of Class A common stock by us below the Conversion Price of the 2013 Notes between the date of the first tranche closing and the earlier of (i) October 21, 2014 and (ii) the conversion of the 2013 Notes. If we consummate a Financing Event (as defined below) after the one year anniversary of the first tranche closing, the 2013 Notes will automatically convert simultaneous with the closing of the Financing Event. Upon the occurrence of a Financing Event, the principal amount of the 2013 Notes (which, for clarification, will include any interest previously paid in kind) will automatically be converted into shares of our Class A common stock at the then effective Conversion Price.

The second tranche will occur subsequent to the receipt by us of aggregate net cash proceeds of at least $400 million, which we refer to as the Project Financing Amount. The raising of the Project Financing Amount is referred to as the Financing Event. The closing of the second tranche is subject to other standard conditions. In the second tranche, KV III and VNK will purchase shares under the Note Purchase Agreement, or NPA Shares, in an aggregate amount of up to $7.5 million and KFT Trust will purchase NPA Shares pursuant to the conversion of the amount of the indebtedness (equal to $25 million in principal amount, plus accrued interest and applicable fees) owed to KFT Trust under the Loan and Security Agreement for loans received from KFT Trust prior to March 17, 2013 under such agreement. NPA Shares will be purchased for a price equal to the Conversion Price.

In addition, we have a put option that we can exercise upon a Financing Event. At any point beginning 365 days following the consummation of the Financing Event until two year anniversary of the consummation of the Financing Event, or the Two Year Date, we may, at our sole election, sell shares to KFT Trust in an aggregate amount of up to $35 million. Such shares will be purchased for a price equal to the Conversion Price. The put option is subject to adjustment, as set forth below, although in no event will the put option be for more than $35 million in NPA Shares. The closing of the put option is subject to standard conditions.

In the event we consummate sales of additional 2013 Notes (or substantially similar indebtedness) or our equity securities resulting in aggregate proceeds to us of $100 million or more before the put option is exercised, the put option will terminate. If we consummate sales of additional 2013 Notes (or substantially similar indebtedness) or our equity securities resulting in aggregate proceeds to us of less than $100 million before the put option is exercised, KFT Trust will purchase a number of shares equal to the difference, which we refer to as the New Commitment, between $100 million and the funds actually raised, which we refer to as the Raised Amount, which Raised Amount shall include the aggregate value of the 2013 Notes and NPA Shares (other than the 2013 Notes and NPA Shares purchased by KFT Trust) and the Gates Shares (as defined below). The New Commitment will be in lieu of the commitment to purchase $35.0 million of NPA Shares as a part of the put option as described above.

In addition, KFT Trust, or its assignee, has an option it can exercise prior to the earlier of (i) the Two Year Date and (ii) February 1, 2020 to purchase the NPA Shares it would otherwise purchase in the second tranche or as a part of the put option so long as the Purchaser beneficially owns at least 20% of the shares of Class A common stock issued or issuable upon conversion of the 2013 Notes purchased by such Purchaser.

In connection with the October 2013 Note Purchase Agreement, we must also comply with certain affirmative covenants, such as furnishing financial statements to the Purchasers, and negative covenants, including a limitation on (i) repurchases or redemptions of our stock, subject to certain exceptions, (ii) the incurrence of capital expenditures in excess of $50 million prior to receipt by us of the Project Financing Amount and (iii) the incurrence of debt and the making of investments other than those permitted by the October 2013 Note Purchase Agreement. Furthermore, the Purchasers have a right of first offer for the offer or sale by us of any new securities, provided that such Purchaser beneficially owns 10% or more of the NPA Shares issued to the Purchaser under the October 2013 Note Purchase Agreement at the time of such offer or sale.

Our obligations under the October 2013 Note Purchase Agreement may be accelerated upon the occurrence of an event of default under the October 2013 Note Purchase Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, defaults relating to judgments and cross-defaults.

The shares of Class A common stock issuable upon conversion of the 2013 Notes cannot be transferred for 6 months following the closing of the first tranche, subject to exceptions for transfers to permitted transferees specified in the October 2013 Note Purchase Agreement. Any permitted transferees must agree to be bound by the terms and conditions of the October 2013 Note Purchase Agreement, including with respect to the limitations on transfer of the securities such permitted transferee receives. The 2013 Notes cannot be transferred except in the event of a change in control or to a permitted transferee.

As of May 1, 2014, the aggregate principal amount outstanding under our October 2013 Note Purchase Agreement was $95,697,308. We did not pay any interest or repay any principal on this outstanding debt between January 1, 2013 and May 1, 2014.

We also entered into a registration rights agreement with the Purchasers, pursuant to which we agreed to register with the Securities and Exchange Commission shares issuable under the October 2013 Note Purchase Agreement. If a registration statement is not declared effective on or prior to January 21, 2015, we will pay to the Purchasers liquidated damages.

Reason for this proposal

Our Class A common stock is listed on The Nasdaq Global Select Market. As such, we are required to obtain stockholder approval prior to the issuance of securities when the issuance or potential issuance would result in a “change of control” as defined by applicable NASDAQ Rule 5635(b). NASDAQ generally characterizes a transaction whereby an investor or group of investors acquires, or obtains the right to acquire, 20% or more of the voting power of an issuer on a post-transaction basis as a “change of control” for purposes of Rule 5635(b).

We are also required to obtain stockholder approval prior to the sale of securities at a discount to market value to a director under NASDAQ Rule 5635(c). While the October 2013 Note Purchase Agreement does not involve the sale of securities directly to one of our directors, it does involve the sale of securities to KV III, KFT Trust and VNK, which are affiliated with one of our significant stockholders, Khosla Ventures. Samir Kaul, one of our directors, is a member of certain funds affiliated with Khosla Ventures. If Mr. Kaul were deemed to have a beneficial interest in any of the notes or shares purchased by KV III, KFT Trust or VNK, NASDAQ could take the position that Rule 5635(c) applies to this transaction. Mr. Kaul has no voting or investment power with respect the shares of our common stock beneficially owned by Khosla Ventures and he disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

We are also required to obtain stockholder approval prior to the sale, issuance or potential issuance by the Company of securities equal to 20% or more of the outstanding voting securities or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock for purposes of NASDAQ Rule 5635(d).

We and the Purchasers have agreed that without our first obtaining the approval from our stockholders, which vote is controlled by Khosla Ventures, we will not have any obligation to issue, and will not issue, any shares of our Class A common stock issuable upon conversion of the senior secured convertible notes to the extent that their issuance, when aggregated, would obligate us to issue more than 19.99% of our outstanding Class A common stock, or the outstanding voting power, as calculated immediately prior to October 21, 2013 (subject to appropriate adjustments for any stock splits, stock dividends, stock combinations or similar transactions), in each case at a price less than the greater of the book or market value of our Class A common stock, which we refer to as the NASDAQ Note Conversion Cap.

Required vote for approval

Assuming the existence of a quorum, this proposal will be approved if a majority of the total votes cast on this proposal vote in favor of it. As such, abstentions and broker non-votes will not affect the outcome of the vote. Khosla Ventures controls a majority of the voting power of our outstanding common stock and therefore controls approval of this proposal.

What happens if this proposal is approved?

The equity issuable under October 2013 Note Purchase Agreement is the Company’s Class A common stock. These shares have the same voting and other rights and privileges as the currently issued and outstanding shares of our Class A common stock, including the right to cast one vote per share on all matters and to participate in dividends when and to the extent declared and paid. Issuance of these shares therefore will not affect the rights of the holders of our outstanding Class A and Class B common stock, but will cause dilution to existing stockholders’ voting power and in the future earnings per share of their common stock.

What happens if this proposal is not approved?

If we do not receive stockholder approval for this proposal, the purchasers will not be able to convert their notes to the extent that conversion would result in the issuance of Class A common stock in excess of the NASDAQ Note Conversion Cap. We also will not be able to close the second tranche of this financing without stockholder approval.

Board Recommendation

The Board of Directors recommends a vote “FOR” the approval of the current notes and equity issuable in the future under our October 2013 Note Purchase Agreement.

PROPOSAL 6

APPROVAL OF STOCK PURCHASE AGREEMENT WITH GATES VENTURES, LLC

On October 18, 2013, we entered into the Stock Purchase Agreement with Gates Ventures, LLC, or Gates, to purchase shares of our Class A common stock, or the Gates Shares, which we refer to as the Stock Purchase Agreement.

We are asking our stockholders to approve the Gates Shares issued and issuable in the future under the Stock Purchase Agreement in the event that such issuances could be deemed integrated with the sales of notes under the October 2013 Note Purchase Agreement and count against the NASDAQ Note Conversion Cap described in Proposal 4 above.

The Stock Purchase Agreement contemplates the purchase of Gates Shares from us in two tranches. In the first tranche, which closed on October 21, 2013, Gates purchased 3,236,106 Gates Shares worth $7.5 million at a price per share equal to $2.3176, which is the average daily volume weighted average price of our Class A common stock for the 20 trading days ending on October 17, 2013.

The second tranche will close if, during the period beginning on October 18, 2013 and ending on July 1, 2014, we receive the Project Financing Amount (which amount will include binding commitments to invest sums in the future, provided that (i) such commitments are not subject to any conditions in the control of the committing party and (ii) such commitments are not in excess of $35 million). At the closing of the second tranche, Gates would purchase Gates Shares worth $7.5 million. We do not expect to satisfy the necessary contingencies by the commitment’s June 30, 2014 expiration date in order to receive that financing.

In connection with the Stock Purchase Agreement, we must also comply with certain covenants, such as furnishing financial statements to Gates. Furthermore, Gates has a right of first offer for the offer or sale by us of any new securities, provided that Gates beneficially owns 10% or more of the sum of (i) the Gates Shares purchased in the first tranche closing and (ii) the Gates Shares to be purchased in the second tranche closing at the time of such offer or sale.

The Gates Shares cannot be transferred, subject to exceptions for transfers to permitted transferees specified in the Stock Purchase Agreement, until the earlier of (i) six months following the closing of the first tranche and (ii) any date on which any of KV III, KFT Trust, VNK or any of their respective affiliates sells, transfers, assigns or hypothecates any equity or debt securities of ours to any non-Affiliate. Any permitted transferees must agree to be bound by the terms and conditions of the Stock Purchase Agreement, including with respect to the limitations on transfer of the securities such permitted transferee receives.

We also entered into a registration rights agreement with Gates, pursuant to which we agreed to register with the Securities and Exchange Commission shares issuable under the Stock Purchase Agreement. If a registration statement is not declared effective on or prior to April 19, 2014, we will pay to Gates liquidated damages.

Reason for this proposal

Our Class A common stock is listed on The Nasdaq Global Select Market. As such, we are required to obtain stockholder approval prior to the issuance of securities when the issuance or potential issuance would result in a “change of control” as defined by applicable NASDAQ Rule 5635(b). NASDAQ generally characterizes a transaction whereby an investor or group of investors acquires, or obtains the right to acquire, 20% or more of the voting power of an issuer on a post-transaction basis as a “change of control” for purposes of Rule 5635(b).

We are asking our stockholders to approve the Gates Shares issued and issuable in the future under the Stock Purchase Agreement in the event that such issuances could be deemed integrated with the sales of notes under the October 2013 Note Purchase Agreement and count against the NASDAQ Note Conversion Cap described in Proposal 4 above.

We are also required to obtain stockholder approval prior to the sale, issuance or potential issuance by the Company of securities equal to 20% or more of the outstanding voting securities or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock for purposes of NASDAQ Rule 5635(d).

Required vote for approval

Assuming the existence of a quorum, this proposal will be approved if a majority of the total votes cast on this proposal vote in favor of it. As such, abstentions and broker non-votes will not affect the outcome of the vote. Khosla Ventures controls a majority of the voting power of our outstanding common stock and therefore controls approval of this proposal.

What happens if this proposal is approved?

The equity issuable under the Stock Purchase Agreement is the Company’s Class A common stock. These shares have the same voting and other rights and privileges as the currently issued and outstanding shares of our Class A common stock, including the right to cast one vote per share on all matters and to participate in dividends when and to the extent declared and paid. The shares issued in the first tranche closing are already outstanding. The issuance of shares in the second tranche closing will not affect the rights of the holders of our outstanding Class A and Class B common stock, but will cause dilution to existing stockholders’ voting power and in the future earnings per share of their common stock.

What happens if this proposal is not approved?

If we do not receive stockholder approval for this proposal and NASDAQ takes the position that these shares should be integrated with the shares issuable pursuant to the October 2013 Note Purchase Agreement, these shares will count against the NASDAQ Note Conversion Cap.

Board Recommendation

The Board of Directors recommends a vote “FOR” the approval of equity issued and issuable under our Stock Purchase Agreement with Gates.

ADDITIONAL INFORMATION

Other Business

As of the date of this proxy statement, the Board of Directors is not informed of any other matters, other than those above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

Stockholder Proposals for Next Annual Meeting

Rule 14a-8 under the Securities Exchange Act of 1934, as amended, addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, proposals that stockholders intend to have included in the Company’s proxy statement and form of proxy for the 2015 Annual Meeting of Stockholders must be received by the Company no later than February 25, 2015. However, if the date of the 2015 Annual Meeting of Stockholders changes by more than 30 days from the date of the 2014 Annual Meeting of Stockholders, the deadline is a reasonable time before the Company begins to print and mail its proxy materials, which deadline will be set forth in a Quarterly Report on Form 10-Q or will otherwise be communicated to stockholders. Stockholder proposals must also be otherwise eligible for inclusion.

If a stockholder desires to bring a matter before an annual or special meeting and the proposal is submitted outside the process of Rule 14a-8, the stockholder must follow the procedures set forth in the Company’s bylaws. The Company’s bylaws provide generally that stockholders who wish to nominate directors or to bring business before a stockholders’ meeting must notify the Company and provide certain pertinent information not earlier than 120 days and not later than 90 days before the meeting date (or within 10 days after public announcement pursuant to the bylaws of the meeting date, if the meeting date has not been publicly announced more than 100 days in advance). If the date of the 2015 Annual Meeting of Stockholders is the same as the date of the 2014 Annual Meeting of Stockholders, stockholders who wish to nominate directors or to bring business before the 2015 Annual Meeting of Stockholders must notify the Company between April 8, 2015 and May 8, 2015.

A copy of the Company’s bylaws setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from the Company’s Secretary at the address indicated on the first page of this proxy statement.

Solicitation of Proxies

The accompanying proxy is being solicited on behalf of the Board of Directors. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation will be borne by us. Proxies may be solicited by personal interview, mail, telephone, facsimile, Internet or other means of electronic distribution by our directors, officers and employees, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held by those persons, and we will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

Householding

The Notice and, if applicable, 2013 Annual Report to Stockholders, which includes financial statements of the Company for the year ended December 31, 2013, has been mailed to all stockholders entitled to vote at the annual meeting on or before the date of mailing the Notice. The SEC permits a single Notice and, if applicable, set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one Notice and, if applicable, annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate Notice and, if applicable, annual report or proxy statement in the future, or is receiving multiple copies and wishes to receive only one copy per household, that stockholder should contact their broker or send a request to the Company’s Secretary at the Company’s principal executive offices, 13001 Bay Park Road, Pasadena, Texas 77057 or by calling Investor Relations at (281) 694-8811. The Company will deliver, promptly upon written or oral request to the Secretary, a separate Notice and, if applicable, copy of the 2013 Annual Report and this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered. The Annual Report is not a part of the proxy solicitation material.

Annual Report on Form 10-K

The Company will provide to each stockholder, without charge and upon written request, a copy of its Annual Report on Form 10-K for 2013, including the financial statements, schedules and a list of exhibits. Any such written requests should be directed to the Secretary of the Company, at the address indicated on the first page of this proxy statement.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on August 6, 2014.

Vote by Internet • Go to www.envisionreports.com/KIOR • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board of Directors recommends you vote FOR the following director nominees and FOR Proposals 2, 3, 4, 5 and 6.

1.	Election of Directors.	01 - Fred Cannon	02 - Samir Kaul	03 - D. Mark Leland	+
		04 - Paul O’Connor	05 - David J. Paterson	06 - William Roach
07 - Gary L. Whitlock

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

2.	To approve the Company’s executive compensation.	For ☐	Against ☐	Abstain ☐	3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	For ☐	Against ☐	Abstain ☐

4.	Approval of the issuance of warrants under the Company’s loan and security agreement.	☐	☐	☐	5.	Approval of the Company’s senior secured convertible promissory note purchase agreement.	☐	☐	☐

6.	Approval of the Company’s stock purchase agreement with Gates Ventures, LLC.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date the proxy and sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. If held in joint tenancy, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting of

Stockholders to Be Held on August 6, 2014

The Notice and Proxy Statement and Annual Report are available at www.envisionreports.com/KIOR

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — KiOR, INC.	+

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KiOR, INC.

ANNUAL MEETING OF STOCKHOLDERS

August 6, 2014

The undersigned hereby appoints Fred Cannon and Christopher A. Artzer, and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and/or Class B common stock of KiOR, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 6, 2014, at the Hilton NASA Clear Lake, Endeavor Room, 3000 NASA Road 1, Houston, Texas 77058, and any adjournment or postponement thereof.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock. The undersigned further hereby ratifies and confirms all of the actions that the proxies named above, their substitutes, or any of them, may lawfully do by virtue of this proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5 AND 6. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS, THE PERSONS NAMED IN THIS PROXY WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

PLEASE REFER TO REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

C	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+